The information in this preliminary prospectus supplement is not complete and may be changed.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-130044-02

SUBJECT TO COMPLETION, DATED APRIL 25, 2007

Prospectus Supplement to Prospectus dated April 25, 2007

$

Everest Reinsurance Holdings, Inc.

        % Fixed to Floating Rate Long Term Subordinated Notes (LoTSSM) due 2067

The         % Fixed to Floating Rate Long Term Subordinated Notes due 2067, which are referred to in this prospectus supplement as the LoTSSM, will be the junior subordinated unsecured obligations of Everest Reinsurance Holdings, Inc., which is referred to in this prospectus supplement as Everest Holdings. The LoTSSM will bear interest from the date they are issued to but excluding May     , 2017 at an annual rate of     %, payable semi-annually in arrears on May     and November     of each year, beginning on November     , 2007. From and including May     , 2017, the LoTSSM will bear interest at an annual rate equal to three-month LIBOR plus     %, payable quarterly in arrears on February     , May     , August      and November      of each year, beginning on August     , 2017. So long as no event of default with respect to the LoTSSM has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the LoTSSM as described in this prospectus supplement. We may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate interest at an annual rate equal to the annual interest rate then applicable to the LoTSSM, compounded semi-annually with respect to the period prior to May     , 2017, and compounded quarterly with respect to the period from and including May     , 2017.

The principal amount of the LoTSSM will become due on May     , 2037 (or if such day is not a business day, the following business day), which is referred to in this prospectus supplement as the scheduled maturity date, only to the extent that we have received sufficient net proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the LoTSSM in full on such scheduled maturity date. If any principal amount of the LoTSSM is not paid on the scheduled maturity date, it will remain outstanding and will continue to bear interest at three-month LIBOR plus         %, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the LoTSSM in full. On May     , 2067, which is referred to in this prospectus supplement as the final maturity date (or if such date is not a business day, the following business day), we must pay any remaining outstanding principal and interest in full on the LoTSSM whether or not we have sold qualifying capital securities.

We may redeem the LoTSSM in whole or in part at our option on or after May     , 2017, or in whole but not in part at our option prior to May     , 2017, at the applicable redemption price set forth in this prospectus supplement. The redemption price may be lower than otherwise if we redeem the LoTSSM prior to May     , 2017 in connection with a tax event or a rating agency event.

See “ Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference in this prospectus supplement to read about factors you should consider before buying the LoTSSM.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per LoTSSM		Total
Initial Price to Public		%	$
Underwriting Discount		%	$
Proceeds to Everest Holdings		%	$

The initial price to public set forth above does not include accrued interest, if any. Interest on the LoTSSM will accrue from                     , 2007 and must be paid by the purchaser if the LoTSSM are delivered after                 , 2007.

The underwriters expect to deliver the LoTSSM in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank N.V./S.A., on or about                     , 2007.

Joint Bookrunning Managers

Wachovia Securities	Citi

Sole Structuring Coordinator

Prospectus Supplement dated                     , 2007.

SMLoTS is a servicemark of Wachovia Corporation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the LoTSSM and adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in the accompanying prospectus before making a decision to invest in the LoTSSM. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus supplement to “Everest Holdings” refer to Everest Reinsurance Holdings, Inc. and its subsidiaries, collectively. References to “Everest Group” refer to Everest Re Group, Ltd. and its subsidiaries, collectively. References to “we,” “us” and “our” refer to Everest Holdings and not its subsidiaries. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement may contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, you can identify these statements by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend.” You should be aware that these statements and any other forward-looking statements in these documents only reflect expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from expectations. Important factors that could cause actual results to be materially different from expectations include those discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference in this prospectus supplement. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” on page 34 of the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2006.

Everest Reinsurance Holdings, Inc.

Our principal business, conducted through our operating subsidiaries, is the underwriting of reinsurance and insurance in the U.S. and international markets. Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts it has written. We had gross written premiums in 2006 of $3.2 billion, with approximately 72% representing reinsurance and 28% representing insurance, and stockholder’s equity at December 31, 2006 of $2.2 billion.

Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds. We underwrite reinsurance both through brokers and directly with ceding companies, giving us the flexibility to pursue business based on the ceding company’s preferred reinsurance purchasing method. We underwrite insurance principally through general agent relationships and surplus lines brokers. Our active operating subsidiaries are each rated A+ (“Superior”) by A.M. Best Company, a leading provider of insurer ratings that assigns financial strength ratings to insurance companies based on their ability to meet their obligations to policyholders, except for Mt. McKinley Insurance Company, which is in runoff and is not rated.

Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Reinsurance Company. Until October 6, 1995, Everest Holdings was an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America. On October 6, 1995, The Prudential Insurance Company of America sold its entire interest in Everest Holdings’ shares of common stock in an initial public offering. Effective February 24, 2000, we completed a restructuring whereby Everest Holdings became a wholly-owned subsidiary of Everest Re Group, Ltd., a Bermuda company, and each outstanding share of common stock of Everest Holdings automatically converted into one common share of Everest Re Group, Ltd. Everest Holdings continues to act as the holding company for the subsidiaries of Everest Re Group, Ltd. in the United States and Canada, the most significant of which are listed below:

•

Everest Reinsurance Company, a Delaware insurance company and a direct subsidiary of Everest Holdings, is a licensed property and casualty insurer and/or reinsurer in all states (except Nevada and Wyoming), the District of Columbia and Puerto Rico and is authorized to conduct reinsurance business in Canada and Singapore. Everest Reinsurance Company underwrites property and casualty reinsurance for insurance and reinsurance companies in the U.S. and international markets. Everest Reinsurance Company had statutory surplus at December 31, 2006 of $2.7 billion.

•

Everest National Insurance Company, a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, is licensed in 47 states and the District of Columbia and is authorized to write property and casualty insurance on an admitted basis in the jurisdictions in which it is licensed. The majority of Everest National Insurance Company’s business is reinsured by its parent, Everest Reinsurance Company.

•	Everest Indemnity Insurance Company, a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, writes excess and surplus lines insurance business in the U.S. on a non-admitted basis. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular jurisdiction is permitted to provide to insureds when the specific specialty coverage is unavailable from admitted insurers. Everest Indemnity Insurance Company is licensed in Delaware and is eligible to write business on a non-admitted basis in 49 states, the District of Columbia and Puerto Rico. The majority of Everest Indemnity Insurance Company’s business is reinsured by its parent, Everest Reinsurance Company.

•

Everest Security Insurance Company, formerly Southeastern Security Insurance Company, a Georgia insurance company and a direct subsidiary of Everest Reinsurance Company, was acquired in January 2000 and writes property and casualty insurance on an admitted basis in Georgia and Alabama. The majority of Everest Security Insurance Company’s business is reinsured by its parent, Everest Reinsurance Company.

•

Mt. McKinley Insurance Company, a Delaware insurance company and a direct subsidiary of Everest Holdings, was acquired by Everest Holdings in September 2000 from The Prudential Insurance Company of America. Mt. McKinley Insurance Company was formed by Everest Reinsurance Company in 1978 to write excess and surplus lines insurance business in the U.S. In 1985, Mt. McKinley Insurance Company ceased writing new and renewal insurance and commenced a run-off operation to service claims arising from previously written business. In 1991, Mt. McKinley Insurance Company was distributed to its ultimate parent, The Prudential Insurance Company of America. Effective September 19, 2000, Mt. McKinley Insurance Company and Everest Reinsurance (Bermuda), Ltd. entered into a loss portfolio transfer reinsurance agreement, whereby Mt. McKinley Insurance Company transferred, for arm’s length consideration, all of its net insurance exposures and reserves to Everest Reinsurance (Bermuda), Ltd., a subsidiary of Everest Re Group, Ltd.

Everest Holdings’ principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

Recent Developments

The following are our preliminary unaudited results for the first quarter of 2007: Total revenue for the quarter was $698.5 million, a 2.2% increase compared to $683.6 million for the first quarter of 2006. Net income for the quarter was $159.3 million, a 266.2% increase compared to $43.5 million for the first quarter of 2006. Our stockholder’s equity at March 31, 2007 was $2.4 billion, compared to $2.2 billion at December 31, 2006.

The LoTSSM

Repayment of Principal

We must repay the principal amount of the LoTSSM, together with accrued and unpaid interest, on May     , 2037, or if that date is not a business day, the following business day, which is referred to in this prospectus supplement as the scheduled maturity date, subject to the limitations described below. We are required to repay the LoTSSM on the scheduled maturity date only to the extent that the principal amount repaid does not exceed the applicable percentage of net proceeds we have received from the issuance of qualifying capital securities, as described in “Description of the Replacement Capital Covenant” below, during a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of the LoTSSM on the scheduled maturity date, we will repay the LoTSSM to the extent of such net proceeds and the unpaid amount will remain outstanding. We will be required to repay the unpaid portion of the LoTSSM on each subsequent interest payment date to the extent of the net proceeds we have received from any subsequent issuance of qualifying capital securities or upon the earliest to occur of:

•	redemption of the LoTSSM;

•	an event of default that results in acceleration of the LoTSSM; and

•	May , 2067, which is the final maturity date.

We will use our commercially reasonable efforts, subject to a market disruption event, as described under “Description of the LoTSSM—Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities (as defined in “Description of the Replacement Capital Covenant”) in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the LoTSSM in full on the scheduled maturity date in accordance with the preceding paragraph. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the LoTSSM on the following interest payment date, and on each interest payment date thereafter, until the LoTSSM are paid in full.

Any unpaid principal amount of the LoTSSM, together with accrued and unpaid interest, will be due and payable on May     , 2067, which is referred to in this prospectus supplement as the final maturity date, regardless of the amount of qualifying capital securities we have issued and sold by that time.

We are not required to issue any securities pursuant to the obligation described above other than qualifying capital securities.

Interest

The LoTSSM will bear interest:

•	at the annual rate of % from and including May , 2007 to but excluding May , 2017, payable semi-annually in arrears on May and November of each year, beginning on November , 2007 until May , 2017; and

•

thereafter at an annual rate equal to three-month LIBOR plus         %, payable quarterly in arrears on February     , May     , August      and November      of each year, beginning on August     , 2017 (or if any such day is not a business day, on the next business day).

In the event that any interest payment date on or prior to the regularly scheduled interest payment date in May 2017 is not a business day, the interest payment made on the following business day will be made without adjustment.

Subordination

The LoTSSM will be unsecured and will be deeply subordinated upon our liquidation, including to all of our existing and future senior indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries. All of our existing indebtedness is senior indebtedness. At December 31, 2006, our indebtedness for money borrowed ranking senior to the LoTSSM upon liquidation, on a consolidated basis, was $995.6 million and its subsidiaries’ outstanding liabilities that would effectively rank senior to the LoTSSM was $9.7 billion. See “Description of the LoTSSM—Subordination.”

Deferral of Interest

We have the right, on one or more occasions, to defer the payment of interest for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the LoTSSM. However, the failure to pay all accrued and unpaid interest at the conclusion of the 10-year deferral period would, after the lapse of 30 days, constitute an event of default permitting acceleration of the LoTSSM. Interest on unpaid interest installments on the LoTSSM will accrue during the deferral period at the then applicable interest rate, compounding on each interest payment date.

Certain Payment Restrictions Applicable to Everest Holdings

During any period in which an event of default has occurred and is continuing, we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or repurchase our capital stock, our debt securities or guarantees ranking on a parity with or junior to the LoTSSM, subject to the exceptions described under “Description of the LoTSSM—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The terms of the LoTSSM permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank on a parity with the LoTSSM upon our liquidation (which we refer to as “parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the LoTSSM), subject to any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

Redemption of the LoTSSM

We may elect to redeem any or all of the LoTSSM at any time on or after May     , 2017 and we may elect to redeem all, but not less than all, of the LoTSSM at any time prior to such date. The redemption price of the LoTSSM on or after May     , 2017 will be equal to their principal amount, and prior to May     , 2017 will be equal to a make-whole redemption price, in each case plus accrued and unpaid interest thereon to the date of redemption. The make-whole redemption price may be lower in the case of a redemption of all outstanding LoTSSM prior to May     , 2017 in connection with certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the LoTSSM. See “Description of the LoTSSM—Redemption.”

We will be subject to our obligations under the replacement capital covenant (as described below) if we elect to redeem any or all of the LoTSSM on or after the scheduled maturity date and prior to May     , 2047.

Capital Replacement Intent

We intend that, if we redeem or defease, or if we or our subsidiaries purchase, any LoTSSM prior to the scheduled maturity date and the LoTSSM provide us with equity credit from any rating agency at the time of such redemption, defeasance or purchase, we will do so only to the extent that the equity credit attributed by any rating agency to securities that we or our subsidiaries have issued during the 180 days prior to the date of such redemption, defeasance or purchase to third party purchasers, other than a subsidiary, is equal to or greater than the equity credit we then receive from any rating agency for the aggregate principal amount of the LoTSSM to be redeemed, defeased or purchased.

Events of Default

The following events are events of default with respect to the LoTSSM:

•

default in the payment of interest, including compounded interest, in full on any LoTSSM for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•

default in the payment of principal on the LoTSSM when due, upon redemption, upon a declaration of acceleration or otherwise, subject to the limitations described in “Repayment of Principal” above; and

•	certain events of bankruptcy, insolvency or receivership of Everest Holdings.

If an event of default (other than certain events of bankruptcy, insolvency or receivership of Everest Holdings) under the subordinated indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding LoTSSM may declare the entire principal amount of and all accrued but unpaid interest on all LoTSSM to be due and payable immediately. If an event of default consisting of certain events of bankruptcy, insolvency or receivership of Everest Holdings has occurred, the principal amount of all the then outstanding LoTSSM will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

Book-Entry

The LoTSSM will be represented by one or more global securities registered in the name of a nominee for, and deposited with, The Depository Trust Company (DTC) or its nominee. Beneficial interests in the LoTSSM will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Material United States Federal Income Tax Considerations

A holder will generally take into account interest on the LoTSSM at the time it is accrued or received, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. After the commencement of a deferral period, a holder will be required to include interest in income as it accrues, regardless of such holder’s method of accounting for U.S. federal income tax purposes, using a constant yield method. As a consequence of a deferral, holders of the LoTSSM would be required to include interest in income even though no cash payments would be made during the deferral period. See “Material U.S. Federal Income Tax Considerations.”

Replacement Capital Covenant

We will enter into a replacement capital covenant for the benefit of holders of a specified series of our long-term indebtedness ranking senior to the LoTSSM, in which we agree that we will not repay, redeem, defease or purchase, and will cause our subsidiaries not to purchase, the LoTSSM at any time on or after the scheduled maturity date and prior to May     , 2047, unless the principal amount repaid or defeased, or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the applicable percentage of the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and certain qualifying capital securities and the market value of any common stock (or rights to acquire common stock) we and our subsidiaries have delivered as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any rating agency, in each case within the applicable measurement period. The replacement capital covenant, including the definitions of various types of replacement capital securities referred to above and other important terms, is described in more detail under “Description of the Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the LoTSSM occurs, we will not have to comply with the replacement capital covenant. Our covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the LoTSSM. The initial class of covered debtholders are the holders of our 6.20% Junior Subordinated Debt Securities due 2034 held by Everest Re Capital Trust II, the trust preferred securities of which have CUSIP No. 29980R202.

RISK FACTORS

Your investment in the LoTSSM will involve certain risks, including risks that relate to us and our business and specific risks relating to the LoTSSM that are described below. Risks relating to us and our business are described in, and incorporated by reference from, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006. See “Where You Can Find More Information” in the accompanying prospectus. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the LoTSSM before deciding whether an investment in the LoTSSM is suitable for you. The LoTSSM will not be an appropriate investment for you if you are not knowledgeable about their significant features or financial matters in general. You should not purchase the LoTSSM unless you understand, and know that you can bear, these investment risks.

The LoTSSM are effectively subordinated to almost all of our other indebtedness and obligations.

Our obligations under the LoTSSM are unsecured and subordinated in right of payment to all of our current and future senior indebtedness and subordinated indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the LoTSSM and certain other obligations, including obligations incurred in the ordinary course of business. This means that we cannot make any payments on the LoTSSM if we default on a payment of such senior indebtedness and do not cure the default within the applicable grace period, if the holders of the indebtedness ranking senior to the LoTSSM have the right to accelerate the maturity of such indebtedness and request that we cease payments on the LoTSSM or if the terms of our indebtedness ranking senior in right of payment to the LoTSSM otherwise restrict us from making payments to junior creditors.

Due to the subordination provisions described in “Description of the LoTSSM—Subordination,” in the event of our insolvency, funds which we could otherwise use to pay the holders of the LoTSSM may be used to pay the holders of our indebtedness ranking senior in right of payment to the LoTSSM to the extent necessary to pay such senior indebtedness in full. As a result of those payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the LoTSSM. In addition, the holders of our indebtedness ranking senior in right of payment to the LoTSSM may, under certain circumstances, restrict or prohibit us from making payments on the LoTSSM.

We may issue or have outstanding debt securities or guarantees that rank on a parity with the LoTSSM upon our liquidation (which we refer to as parity securities). Such parity securities may require us to make payments of interest during a deferral period on the LoTSSM that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the LoTSSM permit us to make any payment of deferred interest on such parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

As of December 31, 2006, we had approximately $449.2 million of senior indebtedness and $546.4 million of junior subordinated debt securities outstanding, not including indebtedness of our subsidiaries, all of which would be senior in right of payment to the LoTSSM .

There are no terms in the subordinated indenture that limit our ability to incur additional indebtedness, and we expect from time to time to incur additional indebtedness ranking senior in right of payment to the LoTSSM.

Our ability to meet our payment obligations on the LoTSSM will be affected by the ability of our subsidiaries to pay dividends and the LoTSSM will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on our outstanding debt obligations, including the LoTSSM. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are also subject to licensing and supervision by government regulatory agencies in the jurisdiction in which they do business. These regulations may set standards of solvency that must be met and maintained, the nature of and limitations on investment and the nature of and limitations on dividends to policyholders and shareholders. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations under the LoTSSM.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s liquidation, dissolution, winding up or reorganization or otherwise, and thus our ability to make payments of principal and interest on the LoTSSM from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on the LoTSSM effectively will be subordinated to all existing and future liabilities of our subsidiaries.

As of December 31, 2006, our subsidiaries had approximately $9.7 billion of indebtedness and other liabilities that effectively rank senior to the LoTSSM.

Our obligation to repay the LoTSSM on the scheduled maturity date is subject to the issuance of qualifying capital securities.

Our obligation to repay the LoTSSM on the scheduled maturity date of May     , 2037 is limited. We are required to repay the LoTSSM on the scheduled maturity date only to the extent that the principal amount repaid does not exceed the applicable percentage of net proceeds we have raised from the issuance of qualifying capital securities (as defined in “Description of the Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. See “Description of the LoTSSM—Repayment of Principal.” If we have not raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the LoTSSM on the scheduled maturity date, we will not be required to repay the unpaid amount until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the LoTSSM, (iii) payment of the LoTSSM is accelerated upon the occurrence of an event of default or (iv) the final maturity date for the LoTSSM. Our ability to raise sufficient net proceeds in connection with this obligation to repay the LoTSSM will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of the securities. Although we have agreed to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities during the 180-day period referred to above and from quarter to quarter thereafter to repay the LoTSSM on the scheduled maturity date and on each interest payment date after the scheduled maturity date until the LoTSSM are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy with respect to the LoTSSM until the final maturity date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the LoTSSM, we will enter into the replacement capital covenant pursuant to which we make a covenant restricting our and our subsidiaries’ ability to repay, redeem, defease or purchase LoTSSM at any time on or after the scheduled maturity date and prior to May     , 2047. We may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the LoTSSM in connection with an issuance of qualifying capital securities. See “Description of the Replacement Capital Covenant.”

We have no obligation to issue any securities other than qualifying capital securities in connection with our obligation to repay the LoTSSM on or after the scheduled maturity date.

We have the right to defer interest for 10 years without causing an event of default.

We have the right to defer interest on the LoTSSM for a period of up to 10 consecutive years so long as no event of default with respect to the LoTSSM has occurred and is continuing. During any such deferral period, holders of the LoTSSM will receive limited or no current payments on the LoTSSM and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the 10-year deferral period, at the final maturity date or at the earlier accelerated maturity date, redemption date or repayment date of the LoTSSM.

Deferral of interest payments could adversely affect the market price of the LoTSSM.

We currently do not intend to exercise our right to defer payments of interest on the LoTSSM. However, if we exercise that right in the future, the market price of the LoTSSM is likely to be affected. As a result of the existence of our deferral right, the market price of the LoTSSM may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the LoTSSM and you elect to sell LoTSSM during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its LoTSSM until we pay the deferred interest at the end of the deferral period.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the LoTSSM as indebtedness for United States federal income tax purposes.

The LoTSSM are unique financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the LoTSSM. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the LoTSSM as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our tax counsel, the LoTSSM were recharacterized as our equity, payments on the LoTSSM to non-United States holders would generally be subject to United States federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate). See “Material U.S. Federal Income Tax Consequences.”

We may redeem the LoTSSM at any time. On or after May     , 2017, the redemption price will not include a make-whole amount, and prior to May     , 2017, the redemption price may be less than would otherwise apply if there is a challenge to their tax characterization or certain other events occur.

We may redeem all or any part of the LoTSSM at our option at any time on or after May     , 2017. In addition, we may redeem all, but not less than all, of the LoTSSM prior to May     , 2017. The redemption price for the LoTSSM, if redeemed on or after May     , 2017, will be equal to their principal amount plus accrued and unpaid interest through the date of redemption, and if redeemed prior to May     , 2017 will be equal to the greater of (x) their principal amount and (y) a make-whole redemption price, in each case plus accrued and unpaid interest through the date of redemption. In the case of a redemption of all the LoTSSM prior to May     , 2017 in connection with the occurrence of certain changes in the rating agency credit or tax treatment accorded to the LoTSSM, the make-whole redemption price may be lower than would otherwise apply. If the LoTSSM were redeemed, the redemption would be a taxable event to you. See “Description of the LoTSSM—Redemption.”

An Internal Revenue Service pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the LoTSSM could result in the LoTSSM being redeemed earlier than would otherwise be the case. See “Description of the LoTSSM—Redemption” for a further description of those events.

In the event that we choose to redeem your LoTSSM, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the LoTSSM.

Our right to repay, redeem, defease or purchase the LoTSSM on or after the scheduled maturity date is limited by a replacement capital covenant that we are making in favor of certain of our debtholders.

As described above, we may redeem any or all of the LoTSSM at any time, including on or after the scheduled maturity date. However, the replacement capital covenant will limit our right to repay, redeem, defease or purchase, and the right of our subsdiaries to purchase, LoTSSM on or after the scheduled maturity date and prior to May     , 2047. See “Description of the Replacement Capital Covenant.” In the replacement capital covenant, we will covenant that we will not repay, redeem, defease or purchase, and none of our subsidiaries will purchase, all or any part of the LoTSSM, unless during the applicable measurement period the principal amount repaid does not exceed the applicable percentage of net proceeds we or our subsidiaries have received from the sale of certain replacement capital securities and the market value of common stock and rights to purchase common stock we and our subsidiaries have received in connection as consideration for property or assets or in connection with convertible or exchangeable securities.

Interest payments on the LoTSSM may be deferred and, in such case, U.S. Holders of the LoTSSM will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If payments of accrued interest on the LoTSSM are deferred, U.S. Holders will thereafter be required to accrue interest income in respect of the notes for U.S. federal income tax purposes using a constant yield method, regardless of such holder’s method of accounting for such purposes, before such holder receives any cash payment attributable to such income. See “Material U.S. Federal Income Tax Consequences.”

General market conditions and unpredictable factors could adversely affect market prices for the LoTSSM.

There can be no assurance about the market prices for the LoTSSM. Several factors, many of which are beyond our control, will influence the market value of the LoTSSM. Factors that might influence the market value of the LoTSSM include, but are not limited to:

•	whether interest payments have been made and are likely to be made on the LoTSSM from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the LoTSSM provided by any ratings agency have changed;

•	regulatory investment classifications of the LoTSSM for purposes of certain types of investors and whether those classifications have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase the LoTSSM, whether in this offering or in the secondary market, the LoTSSM may subsequently trade at a discount to the price that you paid for them.

As a holder of the LoTSSM you will have limited rights of acceleration.

The holders of the LoTSSM may accelerate payment of the LoTSSM only upon the occurrence and continuation of an event of default under the subordinated indenture. An event of default under the subordinated indenture is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us.

A failure to comply with or breach of other covenants in the subordinated indenture with respect to the LoTSSM will not result in the acceleration of payment of the LoTSSM, In addition, the subordinated indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings or other highly leveraged transactions.

The secondary market for the LoTSSM may be illiquid.

The LoTSSM constitute a new issue of securities with no established trading market. We do not intend to apply to list the LoTSSM on any securities exchange or to include the LoTSSM in any automated quotation system. We cannot assure you that an active after-market for the LoTSSM will develop or be sustained or that holders of the LoTSSM will be able to sell their LoTSSM at favorable prices or at all. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the LoTSSM.

USE OF PROCEEDS

We expect the net proceeds from this offering, after deducting underwriting discounts and commissions and other expenses payable by us, will be approximately $             million. We expect to use the net proceeds from this offering to redeem all of our outstanding 7.85% Junior Subordinated Debt Securities due November 15, 2032 held by Everest Re Capital Trust as soon as practicable after November 14, 2007. As of March 31, 2007, approximately $216.5 million of these junior subordinated debt securities were outstanding. Everest Re Capital Trust will use the proceeds of such redemption by us to redeem its 7.85% Trust Preferred Securities, which we guaranty. Pending the redemption of our debentures, we plan to invest the proceeds in high grade short term securities. The remaining net proceeds from this offering, if any, will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended December 31,
	2006	2005	2004	2003	2002
Everest Holdings(1)	7.3	0.1	4.0	5.5	4.0

(1)	For purposes of determining this ratio, “earnings” consist of consolidated net income before federal income taxes plus fixed charges. “Fixed charges” consist of interest expense on senior and subordinated debt and the revolving credit agreement and that portion of operating leases that are representative of the interest factor.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2006:

•	on an actual basis; and

•	as adjusted to reflect the sale of the LoTSSM in this offering.

You should read the information in this table together with our consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference in the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

We expect to use the proceeds of this offering to redeem all of our outstanding 7.85% Junior Subordinated Debt Securities due November 15, 2032. Pending such redemption, we intend to invest the proceeds in high grade short term securities. The table below has not been adjusted to reflect the effect of such redemption.

	As of December 31, 2006
	Actual	As Adjusted
	(dollars in millions)
	(unaudited)
Debt
8.75% Senior Notes due 3/15/2010	$199.6		$199.6
5.40% Senior Notes due 10/15/2014	249.6		249.6
Junior subordinated debt securities payable	546.4		546.4
Revolving credit agreement borrowings	—		—
LoTSSM offered hereby	—

Total debt	995.6

Stockholder’s equity
Common stock, par value $0.01; 3,000 shares authorized; 1,000 shares issued	—		—
Additional paid-in capital	300.8		300.8
Accumulated other comprehensive income, net of deferred income taxes	332.6		332.6
Retained earnings	1,585.0		1,585.0

Total stockholder’s equity	2,218.4		2,218.4

Total capitalization	$3,214.0	$

DESCRIPTION OF THE LOTSSM

The following is a description of the material terms of the LoTSSM and the subordinated indenture, as supplemented as described below. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the description of certain terms of the LoTSSM and subordinated indenture in the accompanying prospectus and to the LoTSSM and the subordinated indenture referred to below, copies of which are available upon request from us. References to “we,” “us” and “our” in the following description refer only to Everest Reinsurance Holdings, Inc. and not any of its subsidiaries.

The LoTSSM will be issued pursuant to the subordinated indenture, dated as of November 14, 2002, between us and JPMorgan Chase Bank, as trustee. We refer to the subordinated indenture, as amended and supplemented by a fourth supplemental indenture to be entered into at the closing of this offering between us and The Bank of New York Trust Company, N.A., as successor trustee, as the subordinated indenture, and to The Bank of New York or its successor, as trustee. You should read the subordinated indenture for provisions that may be important to you.

When we use the term holder in this prospectus supplement with respect to a registered LoTSSM, we mean the person in whose name such LoTSSM is registered in the security register. We expect that the LoTSSM will be held in book-entry form only, as described in “Book-Entry System,” and will be held in the name of DTC or its nominee.

The subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur under the subordinated indenture or under other indentures to which we are or become a party to or otherwise. The LoTSSM are not convertible into or exchangeable for our common stock or authorized preferred stock or any other securities.

General

We will initially issue $             in aggregate principal amount of LoTSSM. We may, without the consent of holders of the LoTSSM, increase the principal amount of the LoTSSM by “reopening” this series of notes in the future and issue additional LoTSSM in the future on the same terms and conditions as the LoTSSM being offered in this prospectus supplement in all respects, except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional LoTSSM, and with the same CUSIP number as the LoTSSM offered hereby, so long as such additional LoTSSM are fungible for U.S. federal income tax purposes with the LoTSSM offered in this prospectus supplement. The LoTSSM offered in this prospectus supplement and any additional LoTSSM would rank equally and ratably in right of payment and would be treated as a single series of subordinated debt securities for all purposes under the subordinated indenture.

The LoTSSM will be subordinate and junior in right of payment upon our liquidation (whether in bankruptcy or otherwise) to all of our senior indebtedness, as defined in “—Subordination.”

The LoTSSM will not be guaranteed by Everest Re Group, Ltd., our parent company, or any of its affiliates.

Interest Rate and Interest Payment Dates

Fixed Rate Period

From and including                     , 2007 to but excluding May     , 2017, or any earlier redemption date, the LoTSSM will bear interest at the annual rate of         % and we will pay interest semi-annually in arrears on May      and November      of each year, beginning on November     , 2007 and ending on May     , 2017, subject to our rights and obligations under “—Option to Defer Interest Payments” below. We refer to these dates, and the analogous dates in “—Interest Rate and Interest Payment Dates—Floating Rate Period” below, as interest

payment dates and we refer to the period beginning on and including                     , 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date until but excluding May     , 2017 as a fixed rate interest period. Interest payments will be made to the persons or entities in whose names the LoTSSM are registered at the close of business on                      or                     , as the case may be, next preceding the relevant interest payment date. The amount of interest payable for any fixed rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date on or before May     , 2017 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

Floating Rate Period

From and including May     , 2017, the LoTSSM will bear interest at an annual rate equal to three-month LIBOR, as defined below, plus         % and we will pay interest quarterly in arrears on February     , May     , August      and November      of each year, beginning on August     , 2017, subject to our rights and obligations under “—Option to Defer Interest Payments” below. Interest payments will be made to the persons or entities in whose names the LoTSSM are registered at the close of business on                     ,                     ,                      or                     , as the case may be, next preceding the relevant interest payment date. The amount of interest payable for any floating rate period will be computed on the basis of a 360-day year and the actual number of days elapsed. References in this prospectus supplement to interest payment dates after May     , 2017 are to these dates and we refer to the period beginning on and including May     , 2017 and ending on but excluding the next interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment as a floating rate interest period and together with the fixed rate period, each an interest period. In the event that any interest payment date during a floating rate interest period would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to but excluding the date that interest is actually paid.

For the purposes of calculating interest due on the LoTSSM during any floating rate interest period:

•

Three-month LIBOR means, with respect to any floating rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date (as defined below) for that floating rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below) after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that floating rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that floating rate interest period will be the same as three-month LIBOR as determined for the previous floating rate interest period or, in the case of the interest period beginning on May     , 2017,         %. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent will (in the absence of manifest error) be final and binding.

•	Calculation agent means , or any other successor appointed by us, acting as calculation agent.

•	London banking day means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

•	LIBOR determination date means the second London banking day immediately preceding the first day of the relevant floating rate interest period.

•

Reuters Page LIBOR01 means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

General

Business day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, (iii) a day on which the corporate trust office of the trustee is closed or (iv) on or after May     , 2017, a day that is not a London banking day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term interest in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

Option to Defer Interest Payments

So long as no event of default with respect to the LoTSSM has occurred and is continuing, we may elect at one or more times to defer payment of interest on the LoTSSM for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described in “—Repayment of Principal” below. We may not defer interest beyond the final maturity date, as defined in “—Repayment of Principal” below, or the earlier accelerated maturity date, as described in “—Events of Default” below, or other repayment or redemption in full of the LoTSSM.

Deferred interest on the LoTSSM will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a deferral period refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the LoTSSM.

If we have paid all deferred interest (including compounded interest thereon) on the LoTSSM, we can again defer interest payments on the LoTSSM as described above.

We will give the holders of the LoTSSM and the trustee written notice of our election to commence or continue a deferral period at least one and not more than 60 business days before the next interest payment date.

We have no present intention of exercising our right to defer payments of interest.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any LoTSSM remain outstanding, if an event of default shall have occurred and then be continuing, if we have given notice of our election to defer interest payments on the LoTSSM but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, nor will we permit our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities or guarantees that rank upon our liquidation, dissolution or winding up on a parity with the LoTSSM (parity securities) or junior to the LoTSSM; or

•

make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation, dissolution or winding up on a parity with or junior to the LoTSSM.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	a dividend reinvestment or shareholder purchase plan;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the applicable deferral period; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction the definitive agreement for which is entered into prior to the applicable deferral period;

•	any dividend or distribution by any of our subsidiaries to us or any of our other subsidiaries;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities and the LoTSSM and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; or

•

any payment of principal in respect of parity securities having the same scheduled maturity date as the LoTSSM, as required under a provision of such parity securities that is substantially the same as the provision described in “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the LoTSSM.

Repayment of Principal

Scheduled Maturity

We must repay the principal amount of the LoTSSM, together with accrued and unpaid interest, on May     , 2037, or if that date is not a business day, the following business day (the scheduled maturity date), subject to the limitations described below.

Our obligation to repay the LoTSSM on the scheduled maturity date is limited. We are required to repay the LoTSSM on the scheduled maturity date only to the extent that the principal amount repaid does not exceed the net proceeds we have received from the issuance of qualifying capital securities, as described in “Description of the Replacement Capital Covenant” below, during a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of the LoTSSM on the scheduled maturity date, we will repay the LoTSSM to the extent of such net proceeds and the unpaid amount will remain outstanding from interest payment date to interest payment date until we have raised sufficient proceeds to permit repayment in full in accordance with this obligation, we redeem the LoTSSM, acceleration following an event of default occurs or the final maturity date of the LoTSSM. All accrued and unpaid interest, including deferred interest and compounded interest on such deferred amounts, on any LoTSSM shall be due and payable on the date we repay the principal amount thereof.

We will agree in the subordinated indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the LoTSSM in full on this date in accordance with the above requirement. We will further agree in the subordinated indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds from the issuance of qualifying capital securities to permit repayment on the next quarterly interest payment date, and on each quarterly interest payment date thereafter until the LoTSSM are paid in full. Our failure to use our commercially reasonable efforts to raise these proceeds would be (except as described below) a breach of covenant under the subordinated indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of LoTSSM that we may repay, redeem or purchase at any time on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and certain qualifying capital securities (as described in “Description of the Replacement Capital Covenant”), we have no obligation under the subordinated indenture or the LoTSSM to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation or to use the proceeds of the issuance of any securities to repay the LoTSSM on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required under certain circumstances described in “Description of the Replacement Capital Covenant.”

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the LoTSSM. We have agreed in the subordinated indenture for the LoTSSM that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent we may repay, redeem or purchase the LoTSSM, except with the consent of holders of at least a majority in principal amount of the LoTSSM.

If any principal amount of LoTSSM remains outstanding after the scheduled maturity date, the principal amount of the outstanding LoTSSM will continue to bear interest at the floating rate of interest described above under “—Interest Rate and Interest Payment Dates,” until paid.

Commercially reasonable efforts to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the subordinated indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the LoTSSM under the terms of the replacement capital covenant if we provide written certification to the trustee (which certification will be forwarded to each holder of record of the LoTSSM) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•

a market disruption event (as described below under “—Market Disruption Events”) was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date following the scheduled maturity date, the 90-day period preceding the date of the certificate; and

•

either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the LoTSSM in full.

If we are obligated to sell qualifying capital securities and make payments on any outstanding parity securities in addition to the LoTSSM in respect thereof, then on any date and for any period such payments will be made on those other securities having the same scheduled maturity date as the LoTSSM pro rata in accordance with their respective outstanding principal amounts and no such payment shall be made on any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the LoTSSM has been paid in full. If the applicable percentage of net proceeds that we raise from the sale of qualifying capital securities during the relevant 180- or 90-day period is less than $5 million, we will not be required to repay any LoTSSM on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which the applicable percentage of net proceeds that we have raised during the 180-day period preceding the applicable notice date (or, if shorter, the period since we last repaid any principal amount of LoTSSM) is at least $5 million, we will be required to repay a principal amount of the LoTSSM equal to the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Final Maturity Date

Any principal amount of the LoTSSM, together with accrued and unpaid interest, will be due and payable on the final maturity date of the LoTSSM, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final maturity date will be May     , 2067 or, if that date is not a business day, the following business day.

Market Disruption Events

A market disruption event means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally, or shares of our or our parent’s securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our qualifying capital securities (as defined in “Description of the Replacement Capital Covenant”) are then listed or traded is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction and such suspension, disruption, or the establishment of such minimum price, has a material adverse effect on trading in, and the issuance and sale of qualifying capital securities, as the case may be;

•

we would be required to obtain the consent or approval of our parent’s shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying capital securities pursuant to our repayment obligations described in “—Repayment of Principal” above and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	a banking moratorium occurs or shall have been declared by the federal or state authorities of the United States such that market trading in qualifying capital securities is disrupted or has ceased;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in qualifying capital securities is disrupted or has ceased;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in qualifying capital securities is disrupted or has ceased;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in qualifying capital securities is materially disrupted or has ceased;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying capital securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or our parent’s business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•

we reasonably believe that the offering document for the offer and the sale of qualifying capital securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

Redemption

The LoTSSM:

•	are repayable on the scheduled maturity date or thereafter as described in “—Repayment of Principal” above;

•

are redeemable, in whole or in part, at our option at any time on or after May     , 2017, including on or after the scheduled maturity date, at 100% of the principal amount of the LoTSSM being redeemed, plus accrued and unpaid interest to the redemption date;

•	are redeemable, in whole but not in part, at our option at any time prior to May , 2017, at the applicable redemption price set forth below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption or repayment of the LoTSSM on or after the scheduled maturity date and prior to May     , 2047 will be subject to the restrictions described in “Description of the Replacement Capital Covenant” below.

The redemption price of LoTSSM redeemed prior to May     , 2017, the LoTSSM will equal to the greater of (x) 100% of the principal amount of the LoTSSM being redeemed and (y) the present value of a principal payment on May     , 2017 and scheduled payments of interest that would have accrued from the redemption date to May     , 2017 on the LoTSSM being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate (as defined below) plus the applicable spread (as defined below), in each case plus accrued and unpaid interest to the redemption date.

In the case of a redemption in part and not in whole, we may not effect such redemption unless at least $      million aggregate principal amount of the LoTSSM, excluding any LoTSSM held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

Tax event means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to, clarification of or change (including any prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the LoTSSM;

•	proposed change in those laws or regulations that is announced after the date of this prospectus supplement;

•

official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of issuance of the LoTSSM; or

•

threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any tax payer that has raised capital through the issuance of securities that are substantially similar to the LoTSSM that occurs on or after the date of issuance of the LoTSSM;

there is more than an insubstantial risk that interest payable by us on the LoTSSM is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

Rating agency event means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) that currently publishes a rating for us (a rating agency) to its equity credit criteria for securities such as the LoTSSM, as such criteria is in effect on the date of this prospectus supplement (the current criteria), which change results in (i) the length of time for which such current criteria are scheduled to be in effect is shortened with respect to the LoTSSM, or (ii) a lower equity credit being given to the LoTSSM as of the date of such change than the equity credit that would have been assigned to the LoTSSM as of the date of such change by such rating agency pursuant to its current criteria.

For the purposes of clause (y) in the fourth preceding paragraph:

•

treasury rate means the semi-annual equivalent yield to maturity of the treasury security that corresponds to the treasury price (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

treasury security means the United States Treasury security that the treasury dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the LoTSSM being redeemed in a tender offer based on a spread to United States Treasury yields;

•

treasury price means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•

treasury dealer means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

•	applicable spread means % in the case of a rating agency event or tax event and % in all other cases.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of LoTSSM to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the LoTSSM or portions thereof called for redemption.

We may not redeem the LoTSSM in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding LoTSSM for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the trustee will be required to:

•

issue, register the transfer of, or exchange, LoTSSM during a period beginning at the opening of business 15 days before the day of selection for redemption of LoTSSM and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any LoTSSM so selected for redemption, except, in the case of any LoTSSM being redeemed in part, any portion thereof not to be redeemed.

The provisions relating to defeasance in the accompanying prospectus shall apply to the LoTSSM.

Capital Replacement Intent

If we redeem or defease, or if we or our subsidiaries purchase, any LoTSSM prior to the scheduled maturity date and the LoTSSM provide us with equity credit from any rating agency at the time of such redemption, defeasance or purchase, we intend to redeem, defease or purchase such LoTSSM only to the extent that the equity credit attributed by any rating agency to securities that we or our subsidiaries have issued during the 180 days prior to the date of such redemption, defeasance or purchase to third-party purchasers, other than a subsidiary, is equal to or greater than the equity credit we then receive from any rating agency for the aggregate principal amount of LoTSSM to be redeemed, defeased or purchased.

Subordination

The payment of the principal of and interest on the LoTSSM is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term senior indebtedness is defined in the subordinated indenture to include principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•	all of our obligations (other than obligations pursuant to the subordinated indenture and the LoTSSM) for money borrowed;

•

all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, all conditional sale obligation and all obligations under any title retention agreement (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of our payments obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligation we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•

all obligation of the types referred to in the preceding bullet points of another person secured by any lien on any of our properties or assets (whether or not such obligation is assumed by us), the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured;

•	all compensation, reimbursement and indemnification obligations of ours to the trustee pursuant to the subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The LoTSSM will rank senior to all of our equity securities, whether issued prior to, on or after the date of this prospectus supplement.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any obligation which by its terms expressly provides that it is not senior in right of payment to the LoTSSM or (3) any of our indebtedness owed to a person who is our subsidiary.

All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the LoTSSM to the extent of the assets of such subsidiaries, as we are a holding company. As a result, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest on our outstanding debt obligations. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the LoTSSM. In such an event, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the LoTSSM. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of LoTSSM together with the holders of any of our other parity securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the LoTSSM and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the LoTSSM.

If we violate the subordinated indenture by making a payment or distribution to holders of the LoTSSM before we have paid all the senior indebtedness in full, then such holders of the LoTSSM will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the LoTSSM having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the subordinated indenture in connection with the LoTSSM.

The subordinated indenture places no limitation on the amount of indebtedness, including obligations constituting senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness, including obligations constituting senior indebtedness.

Denominations

The LoTSSM will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the LoTSSM will be held in book-entry form only, as described below under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Events of Default

The following events are events of default with respect to the LoTSSM:

•

default in the payment of interest, including compounded interest, in full on any LoTSSM for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•

default in the payment of principal on the LoTSSM when due, upon redemption, upon a declaration of acceleration or otherwise, subject to the limitations described in “Repayment of Principal” above; and

•	certain events of bankruptcy, insolvency or receivership of Everest Reinsurance Holdings, Inc.

An event of default does not include a failure to comply with covenants under the subordinated indenture. Although the failure to comply with such covenants will not constitute an event of default, it will otherwise constitute a breach of our contractual obligation under the subordinated indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of the holders of the LoTSSM may be limited to direct monetary damages (if any).

If an event of default (other than certain events of bankruptcy, insolvency or receivership of Everest Reinsurance Holdings, Inc.) under the subordinated indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding LoTSSM may declare the entire principal amount of and all accrued but unpaid interest on all LoTSSM to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding LoTSSM can, subject to certain conditions, rescind the declaration.

If an event of default consisting of certain events of bankruptcy, insolvency or receivership of Everest Reinsurance Holdings, Inc. has occurred, the principal amount of all the then outstanding LoTSSM will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate principal amount of the outstanding LoTSSM may waive any past default under the subordinated indenture or the LoTSSM, except:

•	a default in payment of principal or interest on the LoTSSM; or

•	a default under any provision of the subordinated indenture that itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The holders of a majority in aggregate principal amount of the outstanding LoTSSM will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the subordinated indenture.

We will not enter into any supplemental indenture with the Trustee to add any additional event of default with respect to the LoTSSM without the consent of the holders of at least a majority in aggregate principal amount of outstanding LoTSSM.

Actions Not Restricted by Subordinated Indenture

The subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose;

•	make loans to or other investments in our parent or other affiliates, including during any deferral period; or

•

pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances” above.

The subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the subordinated indenture does not contain any provisions that would require us to purchase or redeem or modify the terms of any of the LoTSSM upon a change of control or other event involving us that may adversely affect the creditworthiness of the LoTSSM.

Book-Entry System

The Depository Trust Company, to which we refer as DTC and, along with its successors in this capacity, as the depositary, will act as securities depositary for the LoTSSM. The LoTSSM will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the LoTSSM, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the LoTSSM so long as the LoTSSM are represented by global security certificates.

Investors may elect to hold interests in the LoTSSM in global form through either DTC in the United States or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank S.A./N.V, which we refer to as Euroclear, if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank will act as depositary for Euroclear, and we refer to them in such capacities as the U.S. Depositaries.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants, which we refer to as the DTC Participants, deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations, which we refer to as the Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the LoTSSM held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, which we refer to as the Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V, which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the LoTSSM held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the LoTSSM in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated LoTSSM upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such LoTSSM. If we determine at any time that the LoTSSM will no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates.

Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all LoTSSM represented by these certificates for all purposes under the LoTSSM and the subordinated indenture governing the LoTSSM. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the LoTSSM represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any LoTSSM represented by these certificates for any purpose under the LoTSSM or the subordinated indenture.

All payments on the LoTSSM represented by the global security certificates and all transfers and deliveries of related LoTSSM will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the LoTSSM will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of LoTSSM received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such LoTSSM settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the LoTSSM by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of LoTSSM among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

The subordinated indenture and the LoTSSM will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the subordinated indenture at the request, order or direction of any holders of LoTSSM unless offered reasonable indemnification. The trustee acts as trustee for certain of our other outstanding indebtedness.

Miscellaneous

We or our affiliates may from time to time purchase any of the LoTSSM that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

The following is a description of the material terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the full document, a copy of which will be filed with the SEC as an exhibit to a current report on Form 8-K. References to “we,” “us” and “our” in the following description refer only to Everest Reinsurance Holdings, Inc. and not any of its subsidiaries.

We will covenant in a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the LoTSSM that we will not repay, redeem or purchase, and will cause our subsidiaries not to purchase, as applicable, the LoTSSM on or after the scheduled maturity date and prior to May      2047, except to the extent that the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of the following amounts:

•

the applicable percentage of the aggregate amount of the net cash proceeds received by us and our subsidiaries from the sale of our common stock and rights to purchase common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities (each, as defined below and being collectively referred to as replacement capital securities) to persons other than us and our subsidiaries; plus

•

the applicable percentage of the market value of any common stock and rights to purchase common stock we and our subsidiaries have delivered or issued to persons other than us and our subsidiaries as consideration for property or assets in an arm’s length transaction or in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any NRSRO (as defined below), in each case within the applicable measurement period (as defined below), without double counting proceeds received in any prior measurement period.

For purposes of the replacement capital covenant, the term repay includes our defeasance of the LoTSSM as well as the satisfaction and discharge of our obligations with respect to the LoTSSM.

Our covenants in the replacement capital covenant run only to the benefit of persons that buy, hold or sell the covered debt. The initial series of covered debt is our 6.20% Junior Subordinated Debt Securities due 2034 held by Everest Re Capital Trust II, the trust preferred securities of which have CUSIP No. 2990R202. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if, among other things, the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. We expect that, at all times on or after the scheduled maturity date until May     , 2047, we will be subject to the replacement capital covenant and, accordingly, will be restricted in our ability to repay, redeem or purchase the LoTSSM. The replacement capital covenant will terminate if an event of default resulting in acceleration of the LoTSSM occurs, among other things.

The replacement capital covenant is not intended for the benefit of the holders of the LoTSSM and may not be enforced by them, and the replacement capital covenant is not a term of the subordinated indenture or the LoTSSM.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt and generally without the consent of the holders of the LoTSSM. We may, acting alone and without the consent of the holders of the covered debt, amend or supplement the replacement capital covenant if (i) such amendment or supplement eliminates common stock or rights to purchase common stock as replacement capital securities and an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the

United States becomes effective, which, as a result, causes us to believe that there is more than an insubstantial risk that failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes, (ii) such amendment or supplement is not adverse to the covered debtholders and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such covered debtholders or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as replacement capital securities (other than common stock or rights to purchase common stock), and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect. We will agree in the subordinated indenture, however, that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the LoTSSM is permitted, except with the consent of the holders of a majority in principal amount of the LoTSSM.

The following terms, as used in the above description of the replacement capital covenant, have the following definitions:

Applicable percentage means:

•	in the case of any common stock or rights to purchase common stock, 400%;

•

in the case of any mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or any qualifying capital securities described in clause (a) of the definition of that term, 300%;

•	in the case of any qualifying capital securities described in clause (b) of the definition of that term, 200%; and

•	in the case of any qualifying capital securities described in clause (c) of the definition of that term, 100%.

Common stock means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours, ranking upon our liquidation, dissolution or winding up junior to our qualifying preferred stock and pari passu with our common stock, that tracks the performance of, or relates to the results of, a business, unit or division of ours.

Debt exchangeable for common equity means a security or combination of securities (together being referred in this definition as such securities) that:

•

gives the holder a beneficial interest in (i) subordinated debt securities of ours or one of our subsidiaries that are not redeemable prior to settlement of the stock purchase contract referred to in subclause (ii) and (ii) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments;

•

provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure their direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which subordinated debt securities of ours or one of our subsidiaries are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the purchase contract; and

•	provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contracts, provides that the stock purchase contracts will be settled by us exercising our remedies as a secured party with respect to our subordinated debt securities or other collateral directly or indirectly pledged by the holders in the debt exchangeable for common equity.

Debt exchangeable for preferred equity means a security or combination of securities (together being referred to in this definition as such securities) that:

•

gives the holder a beneficial interest in (i) subordinated debt securities of us or one of our subsidiaries (which we refer to in this definition as the issuer) that are the issuer’s most junior subordinated debt (or rank pari passu with its most junior subordinated debt) and include a provision requiring the issuer to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than two years after the issuer first defers distributions on such subordinated debt securities and (ii) a stock purchase contract that obligates the holder to acquire a beneficial interest in our qualifying preferred stock;

•

provides that the holder directly or indirectly grants to the issuer a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holder’s direct or indirect obligation to purchase stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which such subordinated debt securities are remarketed to new holders commencing within five years from the date of issuance of the securities or earlier in the event of an early settlement event based on (i) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity or (ii) our dissolution or the dissolution of the issuer;

•

provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the issuer exercising its remedies as a secured party with respect to such subordinated debt securities or other collateral directly or indirectly pledged by holders in the debt exchangeable for preferred equity;

•

is subject to a qualifying replacement capital covenant that will also apply to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such qualifying replacement capital covenant will not include debt exchangeable for common equity or debt exchangeable for preferred equity as replacement capital securities for such securities or the qualifying preferred stock; and

•	if applicable, after the issuance of such qualifying preferred stock, provides the holders with a beneficial interest in such qualifying preferred stock.

Mandatorily convertible preferred stock means preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (ii) a requirement that such preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock, subject to customary anti-dilution adjustments.

Measurement date means, with respect to any repayment, redemption or purchase of the LoTSSM, (i) on the scheduled maturity date, the date 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase and (ii) after the scheduled maturity date, the date 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to the date of such repayment, redemption or purchase, we or our subsidiaries received net cash proceeds from the sale, issuance or delivery of replacement capital securities but no repayment, redemption or purchase was made in connection therewith, the measurement date shall be the date upon which such 90-day (or shorter) period began.

Measurement period with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

Qualifying capital securities means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity and debt exchangeable for preferred equity) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(a) (i) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the LoTSSM upon our liquidation, dissolution or winding-up, (y) have no maturity or a maturity of at least 60 years and (z) are non-cumulative and subject to a qualifying replacement capital covenant; or

(ii) qualifying preferred stock; or

(b) (i) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the LoTSSM upon our liquidation, dissolution or winding-up, (y) have no maturity or a maturity of at least 60 years, and (z) either:

•	are subject to a qualifying replacement capital covenant and have an optional deferral provision, or

•	are subject to intent-based replacement disclosure and are non-cumulative; or

(ii) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the LoTSSM upon our liquidation, dissolution or winding-up, (y) have no maturity or a maturity of at least 40 years, and (z) are non-cumulative and subject to a qualifying replacement capital covenant; or

(iii) preferred stock issued by us or our subsidiaries that (x) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (y) has no maturity or a maturity of at least 60 years and (z) is subject to a qualifying replacement capital covenant; or

(c) (i) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the LoTSSM upon our liquidation, dissolution or winding-up, (y) have an optional deferral provision and (z) either:

•	have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure, or

•	have no maturity or a maturity of at least 40 years and are subject to a qualifying replacement capital covenant;

(ii) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the LoTSSM upon our liquidation, dissolution or winding-up, (y) have no maturity or a maturity of at least 40 years and are subject to intent-based replacement disclosure and (z) are non-cumulative; or

(iii) preferred stock issued by us or our subsidiaries that either (x) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure or (y) has a maturity of at least 40 years and is subject to a qualifying replacement capital covenant.

For purposes of the definitions provided above, the following terms shall have the following meanings:

APM qualifying securities means, with respect to any debt exchangeable for preferred equity, one or more of the following (as designated in the transaction documents for any qualifying capital securities that include any debt exchangeable for preferred equity):

(a) common stock;

(b) qualifying warrants;

(c) qualifying preferred stock; and

(d) mandatorily convertible preferred stock.

provided (and it being understood) that (i) if the APM qualifying securities for any debt exchangeable for preferred equity include both common stock and qualifying warrants, such debt exchangeable for preferred equity may permit, but need not require, the issuer to issue qualifying warrants and (ii) such debt exchangeable for preferred equity may permit, but need not require, the issuer to issue mandatorily convertible preferred stock.

Intent-based replacement disclosure means, as to any qualifying capital securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that it will repay, redeem or purchase such securities only with the proceeds received from the sale or issuance of replacement capital securities to persons other than us and our subsidiaries during the 180 days prior to the date of repayment, redemption or purchase for which we will receive, at the time of repayment, redemption or purchase, equity credit that is, in the aggregate, equal to or greater than the equity credit attributed at such time to the qualifying capital securities then being repaid, redeemed or purchased.

Market value means, on any date, (i) in the case of common stock if it is publicly traded at the time market value is to be determined, the closing sale price per share of common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the common stock is traded or quoted; if the common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by us for this purpose, and (ii) in the case of common stock if it is not publicly traded at the market value is to be determined and in the case of rights to acquire common stock, a value determined by a nationally recognized independent investment banking firm or other third party valuation firm selected by us for this purpose.

Non-cumulative means, with respect to any qualifying capital securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

NRSRO means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act or any successor provision or, upon adoption, any rule for the registration of nationally recognized statistical rating organizations adopted by the SEC.

Optional deferral provision means, as to any qualifying capital securities, provisions in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than permitted remedies.

Permitted remedies means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

(b) complete or partial prohibitions on the issuer paying distributions on or purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including deferred distributions, remain unpaid.

Qualifying preferred stock means our or our subsidiaries’ non-cumulative perpetual preferred stock that (a) ranks pari passu with or junior to all other outstanding preferred stock of the issuer, (b) contains no remedies other than permitted remedies and (c) either (i) is subject to intent-based replacement disclosure and has a provision that prohibits the issuer from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein or (ii) is subject to a qualifying replacement capital covenant.

Qualifying replacement capital covenant means a replacement capital covenant, as identified by our board of directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant applicable to the LoTSSM, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.

Qualifying warrants means net share settled warrants to purchase our common stock that (1) have an exercise price greater than the current stock market price of our common stock as of the date we agree to issue the warrants, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the LoTSSM. Except where noted, this discussion only applies to LoTSSM that are held as capital assets by holders who purchase the LoTSSM upon their original issuance at their initial offering price. This discussion does not describe all of the U.S. material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers and traders in securities or persons holding the LoTSSM as part of a hedge, straddle or other integrated transaction. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

The U.S. federal income tax discussion set forth below is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the LoTSSM, including the tax consequences under state, local, foreign and other tax laws.

Classification of the LoTSSM

The determination of whether a security, such as the LoTSSM, should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the LoTSSM, and no rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”) with respect to the LoTSSM. In connection with the offering of the LoTSSM, Mayer, Brown, Rowe & Maw LLP is of the opinion that although the matter is not free from doubt, under current law and assuming full compliance with the terms of the LoTSSM and other relevant documents, the LoTSSM will be treated as debt for U.S. federal income tax purposes. Such opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with such opinion. If the IRS were to challenge successfully the classification of the LoTSSM as indebtedness (as described below), interest payments on the LoTSSM would be treated for such purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of Non-U.S. Holders (as defined below), distributions treated as dividends would be subject to withholding of U.S. federal income tax at a rate of 30 percent, except to the extent provided by an applicable income tax treaty.

We agree, and by acquiring LoTSSM each holder of LoTSSM will be deemed to agree, to treat the LoTSSM as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes the LoTSSM will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of LoTSSM that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust with respect to which (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds LoTSSM, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If you are a partner in a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes), you should consult your own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of LoTSSM.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, the possibility that interest on the LoTSSM might be deferred could result in the LoTSSM being treated as issued with original issue discount (“OID”), notwithstanding that the LoTSSM are issued at par, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral on the LoTSSM is remote within the meaning of the Treasury regulations and, therefore, that the possibility of such deferral will not result in the LoTSSM being treated as issued with OID. Based on the foregoing, we believe that, although the matter is not free from doubt, the LoTSSM will not be considered to be issued with OID. Accordingly, interest paid on the LoTSSM will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

However, there can be no assurance that the IRS or a court will agree with this position. If the possibility of interest deferral were determined not to be remote, the LoTSSM would be treated as issued with OID at the time of issuance and all stated interest would be treated as OID. In such case, a U.S. Holder would be required to include stated interest in income as it accrues, regardless of such holder’s method of accounting, using a constant-yield method, and actual cash payments of interest on the LoTSSM would not be reported as taxable income.

In any event, if interest is deferred, the LoTSSM will be treated (solely for OID purposes) as issued with OID at the time of such deferral and all stated interest due after such deferral will be treated as OID. Consequently, a U.S. Holder of LoTSSM would be required to include OID in its gross income in the manner described above, even though we would not make any actual cash payments during a deferral period.

Sale, Exchange, Redemption or Retirement of the LoTSSM

Upon the sale, exchange, redemption or retirement of LoTSSM, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the U.S. Holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or retirement and such U.S. Holder’s adjusted tax basis in the LoTSSM. Assuming that we do not exercise our option to defer payment of interest on the LoTSSM and that the LoTSSM are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the LoTSSM generally will be its initial purchase price. If the LoTSSM are deemed to be issued with OID, a U.S. Holder’s tax basis in the LoTSSM generally will be its initial purchase price, increased by OID previously includible in that U.S. Holder’s gross income to the date of disposition and decreased by payments received on the LoTSSM since and including the date that the LoTSSM were deemed to be issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the LoTSSM have been held for more than one year. A U.S. Holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to deduct capital losses is limited.

Information Reporting and Backup Withholding

Information reporting requirements generally apply in connection with payments on the LoTSSM to, and the proceeds from a sale or other disposition of the LoTSSM by, non-corporate U.S. Holders. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The term “Non-U.S. Holder” means a beneficial owner of LoTSSM that is not a U.S. Holder (see “—U.S. Holders” above) or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). Special rules may apply to certain Non-U.S. Holders, such as “controlled foreign corporations” and “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Although not free from doubt, withholding of U.S. federal income tax will not apply to a payment on LoTSSM to a Non-U.S. Holder under the “Portfolio Interest Exemption,” provided that:

•

such payment is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain income tax treaties apply, such payment is not attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States);

•	the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•

the Non-U.S. Holder is not a bank that acquired the LoTSSM in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the Non-U.S. Holder provides the withholding agent, in accordance with specified procedures, with a statement to the effect that such holder is not a U.S. person (generally through the provision of a properly executed IRS Form W-8BEN).

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest on the LoTSSM (including payments in respect of OID, if any, on the LoTSSM) made to such Non-U.S. Holder will be subject to a 30 percent U.S. federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding tax under an applicable income tax treaty; or (ii) stating that the payment on the LoTSSM is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

Any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or retirement of LoTSSM generally will not be subject to U.S. federal income tax unless:

•

such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described above, the Non-U.S. Holder must provide a statement to the withholding agent to the effect that the Non-U.S. Holder is not a United States person. Such requirement generally will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address. In the case of Debentures held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide IRS Form W-8IMY to the withholding agent with the required attachments, including an appropriate certification by each beneficial owner.

If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the LoTSSM is effectively connected with the conduct of that trade or business (and, if certain income tax treaties apply, is attributable to a permanent establishment maintained by the U.S. Holder within the United States), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain income tax treaties apply, any lower rates as provided) branch profits tax.

In general, information reporting and backup withholding will not apply to a payment of interest on LoTSSM to a Non-U.S. Holder, or to proceeds from the disposition of LoTSSM by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that such holder is a non-U.S. person and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS. In general, if LoTSSM are not held through a qualified intermediary, the amount of payments made on those LoTSSM, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

UNDERWRITING

Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., acting as representatives of the underwriters named below, have entered into an underwriting agreement with Everest Holdings with respect to the LoTSSM being offered. Subject to the terms and conditions of the underwriting agreement we have agreed to sell to each underwriter named below and each of the underwriters has severally and not jointly agreed to purchase from us the following amount of the LoTSSM set forth opposite the underwriter’s name.

Underwriters	Principal Amount of the LoTSSM
Wachovia Capital Markets, LLC	$
Citigroup Global Markets Inc	$

Total	$

The underwriting agreement provides that, subject to certain conditions precedent, the underwriters are obligated to purchase all of the LoTSSM if they purchase any of the LoTSSM. In the event of default by any underwriter, the underwriting agreement provides that, in specified circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer the LoTSSM initially at the price to investors on the cover page of this prospectus supplement and may offer the LoTSSM to certain dealers, who may include the underwriters, at that price less a concession not in excess of 0.60% of the principal amount per LoTSSM. The underwriters may allow, and those dealers may reallow, a concession to certain other broker/dealers not in excess of 0.30% of the principal amount per LoTSSM. After the initial offering of the LoTSSM to the public, the underwriters may change the public offering price and the concession.

The following table shows the underwriting discount (expressed as a percentage of the principal amount of the LoTSSM) to be paid by us to the underwriters in connection with this offering.

Paid by Everest Holdings
Per LoTSSM	%

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $            . Everest Holdings has agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities under the U.S. Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect to any of these liabilities.

Everest Holdings and Everest Group have agreed that, for a period beginning on the date of this prospectus supplement and continuing to, and including, the closing date for the purchase of the LoTSSM, they will not offer, sell or contract to sell or otherwise dispose of any LoTSSM or any other securities of Everest Holdings that are substantially similar to the LoTSSM or any securities convertible into or exchangeable for or representing the right to receive LoTSSM, without the prior written consent of Wachovia Capital Markets, LLC or Citigroup Global Markets Inc., except for the LoTSSM offered in connection with this offering.

In connection with this offering and in compliance with applicable law, the underwriters may engage in over-allotment, stabilizing and syndicate covering transactions and penalty bids in accordance with Regulation M under the U.S. Securities Exchange Act of 1934, as amended.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•

The underwriters may also effect transactions which stabilize, maintain or otherwise affect the market price of the LoTSSM at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the LoTSSM or effecting purchases of the LoTSSM for the purpose of pegging, fixing or maintaining the price of the LoTSSM.

•	Syndicate covering transactions involve purchases of the LoTSSM in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the LoTSSM sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or retarding a decline in the market price of the LoTSSM. They may also cause the price of the LoTSSM to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

There is no public market for the LoTSSM. The LoTSSM will not be listed on any securities exchange or included in any automated quotation system. The underwriters have advised us that, following completion of the offering of the LoTSSM, they intend to make a market in the LoTSSM, as permitted by applicable law. They are not obligated, however, to make a market in the LoTSSM, and may discontinue any market-making activities at any time without notice, in their sole discretion. If any of the underwriters ceases to act as a market-maker for the LoTSSM for any reason, there can be no assurance that another firm or person will make a market in the LoTSSM. Accordingly, we cannot assure you as to the development or liquidity of any market for these LoTSSM.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the LoTSSM. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Some of the underwriters and their affiliates have performed investment banking, commercial banking and other advisory services for us and our affiliates in the ordinary course of business from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform such services for us and our affiliates in the ordinary course of their business.

We expect delivery of the LoTSSM will be made against payment therefor on or about May     , 2007 which is the fifth business day following the date of pricing of the LoTSSM (such settlement being referred to as “T+5”). Under Rule 15(c)6-1 of the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the LoTSSM on the date of pricing of the LoTSSM or the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of the LoTSSM described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the LoTSSM that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus

Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the LoTSSM described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive, or a Qualified Investor.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and its contents is only being distributed to, and is only directed at, persons in the United Kingdom that are Qualified Investors that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The LoTSSM may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the LoTSSM may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to LoTSSM which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The LoTSSM have not been registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the LoTSSM may not be circulated or distributed, nor may the LoTSSM be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the LoTSSM are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the LoTSSM under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE LOTSSM

Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, will pass upon certain legal matters relating to the LoTSSM on behalf of Everest Holdings. The validity of the LoTSSM will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

EVEREST RE GROUP, LTD.

Common Shares, Preferred Shares, Debt Securities,

Warrants to Purchase Common or Preferred Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units

EVEREST REINSURANCE HOLDINGS, INC.

Debt Securities

EVEREST RE CAPITAL TRUST III

Preferred Securities

We may offer and sell from time to time securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Everest Group may offer and sell the following securities:

•	common shares;

•	preferred shares;

•	senior or subordinated debt securities, which may be convertible into common or preferred shares;

•	warrants to purchase common shares, preferred shares or debt securities; and

•	share purchase contracts and share purchase units.

Everest Holdings may offer and sell senior or subordinated debt securities, which may be convertible into Everest Group common or preferred shares and which may be guaranteed by Everest Group.

Everest Capital Trust may offer and sell investment grade preferred securities, which will be guaranteed by Everest Holdings and which may be guaranteed by Everest Group.

Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add to or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.

The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 5 and in the documents we incorporate by reference in this prospectus for a discussion of certain factors that you should consider before buying the securities.

Everest Group’s common shares are listed on the New York Stock Exchange under the symbol “RE.” If we decide to list any other of these securities on a national securities exchange upon issuance, the applicable supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2007.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer to Everest Re Group, Ltd. and its subsidiaries, collectively. References to “Everest Group” refer to Everest Re Group, Ltd. References to “Everest Holdings” refer to Everest Reinsurance Holdings, Inc. References to “Everest Bermuda” refer to Everest Reinsurance (Bermuda), Ltd. References to “Everest Capital Trust” refer to Everest Re Capital Trust III. References to the “common shares” refer to Everest Group’s common shares, par value $0.01 per share. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

IF SECURITIES OFFERED HEREBY ARE SOLD BY MEANS OF A FIRM COMMITMENT UNDERWRITING, CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, you can identify these statements by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend.” You should be aware that these statements and any other forward-looking statements in these documents only reflect expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from expectations. Important factors that could cause actual results to be materially different from expectations include those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K that is incorporated by reference in this prospectus. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

EVEREST RE GROUP, LTD.

Our principal business, conducted through our operating subsidiaries, is the underwriting of reinsurance and insurance in the United States, Bermuda and international markets. Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts it has written. Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds. We had gross written premiums in 2006 of $4.0 billion with approximately 78% representing reinsurance and 22% representing insurance, and shareholders’ equity at December 31, 2006 of $5.1 billion.

We underwrite reinsurance both through brokers and directly with ceding companies, giving us the flexibility to pursue business based on the ceding company’s preferred reinsurance purchasing method. We underwrite insurance principally through general agent relationships and surplus lines brokers. Everest Group’s active operating subsidiaries are each rated A+ (“Superior”) by A.M. Best Company, a leading provider of insurer ratings that assigns financial strength ratings to insurance companies based on their ability to meet their obligations to policyholders, except for Mt. McKinley Insurance Company, which is in runoff and is not rated.

The address of our principal executive offices is Wessex House—2nd Floor, 45 Reid Street, P. O. Box HM 845, Hamilton, HM DX, Bermuda, and our telephone number is (441) 295-0006.

Our significant operating subsidiaries are:

•

Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”), a Bermuda insurance company and a direct subsidiary of Everest Group, is registered in Bermuda as a Class 4 insurer and long-term insurer and is authorized to write property and casualty business and life and annuity business. Bermuda Re commenced business in the second half of 2000. On January 1, 2004 Bermuda Re purchased the UK branch of Everest Re. Bermuda Re’s UK branch provides property and casualty reinsurance to the United Kingdom and European markets. Bermuda Re had shareholders’ equity at December 31, 2006 of $2.1 billion.

•

Everest International Reinsurance, Ltd. (“Everest International”), a Bermuda insurance company and a direct subsidiary of Group, is registered in Bermuda as a Class 4 insurer and is authorized to write property and casualty business. Through 2006, all of Everest International’s business has been inter-affiliate quota share reinsurance assumed from Everest Reinsurance Company and the UK branch of Bermuda Re. Everest International had shareholders’ equity at December 31, 2006 of $377.6 million.

•

Everest Reinsurance Company (“Everest Re”), a Delaware insurance company and a direct subsidiary of Holdings, is a licensed property and casualty insurer and/or reinsurer in all states (except Nevada and Wyoming), the District of Columbia and Puerto Rico and is authorized to conduct reinsurance business in Canada and Singapore. Everest Re underwrites property and casualty reinsurance for insurance and reinsurance companies in the U.S. and international markets. Everest Re had statutory surplus at December 31, 2006 of $2.7 billion.

•

Everest National Insurance Company (“Everest National”), a Delaware insurance company and a direct subsidiary of Everest Re, is licensed in 47 states and the District of Columbia and is authorized to write property and casualty insurance on an admitted basis in the jurisdictions in which it is licensed. The majority of Everest National’s business is reinsured by its parent, Everest Re.

•

Everest Indemnity Insurance Company (“Everest Indemnity”), a Delaware insurance company and a direct subsidiary of Everest Re, writes excess and surplus lines insurance business in the U.S. on a non-admitted basis. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular jurisdiction is permitted to provide to insureds when the specific specialty coverage is unavailable from admitted insurers. Everest Indemnity is licensed in Delaware and is eligible to write business on a non-admitted basis in 49 states, the District of Columbia and Puerto Rico. The majority of Everest Indemnity’s business is reinsured by its parent, Everest Re.

•

Everest Security Insurance Company (“Everest Security”), formerly Southeastern Security Insurance Company, a Georgia insurance company and a direct subsidiary of Everest Re, was acquired in January 2000 and writes property and casualty insurance on an admitted basis in Georgia and Alabama. The majority of Everest Security’s business is reinsured by its parent, Everest Re.

•

Mt. McKinley Insurance Company (“Mt. McKinley”), formerly known as Gibraltar Casualty Company, a Delaware insurance company and a direct subsidiary of Holdings, was acquired by Holdings in September 2000 from The Prudential Insurance Company of America. Mt. McKinley was formed by Everest Re in 1978 to write excess and surplus lines insurance business in the U.S. In 1985, Mt. McKinley ceased writing new and renewal insurance and commenced a run-off operation to service claims arising from its previously written business. In 1991, Mt. McKinley was distributed to its ultimate parent, The Prudential Insurance Company of America. Effective September 19, 2000, Mt. McKinley and Bermuda Re entered into a loss portfolio transfer reinsurance agreement, whereby Mt. McKinley transferred, for arm’s-length consideration, all of its net insurance exposures and reserves to Bermuda Re.

EVEREST REINSURANCE HOLDINGS, INC.

Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Reinsurance Company. Until October 6, 1995, Everest Holdings was an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America. On October 6, 1995, The Prudential Insurance Company of America sold its entire interest in Everest Holdings’ shares of common stock in an initial public offering. Effective February 24, 2000, Everest Holdings completed a restructuring whereby Everest Holdings became a wholly-owned subsidiary of Everest Group, and each outstanding share of common stock of Everest Holdings automatically converted into one common share of Everest Group. Everest Holdings continues to act as the holding company for the subsidiaries of Everest Group in the United States and Canada.

Everest Holdings’ principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

EVEREST RE CAPITAL TRUST III

Everest Holdings created Everest Capital Trust as a Delaware statutory trust pursuant to its trust agreement. Everest Holdings will enter into an amended and restated trust agreement, referred to in this prospectus as the trust agreement, for Everest Capital Trust, which will state the terms and conditions for Everest Capital Trust to issue and sell preferred securities and common securities.

Everest Capital Trust exists solely to:

•	issue and sell investment grade preferred securities, representing undivided beneficial interests in the assets of the trust, to the public;

•	issue and sell its common securities, representing undivided beneficial interests in the assets of the trust, to Everest Holdings;

•	use the proceeds from the sale of its preferred and common securities to purchase a series of Everest Holdings’ junior subordinated debt securities;

•	distribute the cash payments it receives from the junior subordinated notes it owns to the holders of the preferred and common securities; and

•	engage in other activities that are necessary or incidental to these purposes.

Everest Holdings will purchase all of the common securities of Everest Capital Trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of the trust’s total capitalization. The preferred securities will represent the remaining 97% of the trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Everest Holdings defaults on the related junior subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to these amounts payable on the preferred securities.

The preferred securities will be guaranteed by Everest Holdings and may be guaranteed by Everest Group as described under the heading “Description of the Trust Preferred Securities Guarantees” on page 43 of this prospectus. Everest Capital Trust is a legally separate entity, and its assets are not available to satisfy the obligations of any other capital trust created by Everest Holdings.

Everest Holdings has appointed five trustees to conduct the business and affairs of Everest Capital Trust:

•	JPMorgan Chase Bank, N.A., as property trustee;

•	Chase Bank USA, National Association, as Delaware trustee; and

•	Three officers of Everest Holdings, as administrative trustees.

Except under specified limited circumstances, only Everest Holdings can remove or replace the trustees.

Everest Holdings will pay all fees and expenses related to Everest Capital Trust and the offering of the preferred securities and will pay all ongoing costs and expenses of Everest Capital Trust, except Everest Capital Trust’s obligations under its preferred and common securities.

Everest Capital Trust does not have separate financial statements. The statements would not be material to holders of the preferred securities because Everest Capital Trust does not have any independent operations and exists solely for the reasons described above. During any financial reporting periods when Everest Capital Trust has preferred securities outstanding, each of Everest Holdings and Everest Group will include in a footnote to the financial statements the following disclosures:

•	Everest Capital Trust is a wholly-owned finance subsidiary of Everest Holdings;

•

Everest Holdings considers that the mechanisms and obligations relating to the trust preferred securities, taken together, constitute a full and unconditional guarantee by Everest Holdings of Everest Capital Trust’s payment obligation with respect to the trust preferred securities; and

•

There are regulatory and contractual restrictions on the ability of Everest Holdings’ operating subsidiaries to transfer funds to Everest Holdings in the form of cash dividends, loans or advances. The insurance laws of the State of Delaware, where Everest Holdings’ direct insurance subsidiaries are domiciled, require regulatory approval before those subsidiaries can pay dividends or make loans or advances to Everest Holdings that exceed specified statutory thresholds. In addition, the terms of Everest Holdings’ credit facility require Everest Re, Everest Holdings’ principal insurance subsidiary, to maintain a certain surplus level. As of December 31, 2006, $2,451.4 million of the $3,102.6 million in net assets of Everest Holdings’ consolidated subsidiaries were subject to these regulatory restrictions.

Everest Capital Trust’s principal executive office is located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

RISK FACTORS

You should carefully consider the specific risk factors identified in the applicable prospectus supplement and the risk factors identified in our most recent annual report on Form 10-K, as updated by our subsequent reports filed with the SEC on Forms 10-Q or 8-K, each of which is incorporated by reference herein, together with the other information appearing or incorporated by reference in this prospectus or the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended December 31,
	2006	2005	2004	2003	2002
Everest Group (including interest on annuities) (1)	13.8	-2.4	7.3	7.9	5.3
Everest Group (excluding interest on annuities) (1)(2)	14.9	-2.7	8.2	9.3	6.6
Everest Holdings (1)	7.3	0.1	4.0	5.5	4.0

(1)	For purposes of determining this ratio, “earnings” consist of consolidated net income before federal income taxes plus fixed charges. “Fixed charges” consist of interest expense on senior and subordinated debt and the revolving credit agreement and that portion of operating leases that are representative of the interest factor.
(2)	Although the ratio excluding interest on annuities is not required or encouraged to be disclosed under applicable SEC rules, it is presented because interest credited to annuity policyholder accounts is not always considered a borrowing cost for an insurance company.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital and other general corporate purposes.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material provisions of the memorandum of association and bye-laws of Everest Group relating to the common shares and preferred shares. You should refer to the memorandum of association and bye-laws for additional information regarding the common shares and preferred shares. Copies of the memorandum of association and bye-laws are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized share capital consists of 200,000,000 common shares, par value $0.01 per share, of which 63,240,705 were outstanding as of March 31, 2007 and 2,205,386 were subject to stock options outstanding as of March 31, 2007 which are, or may become, exercisable into common shares; and 50,000,000 preferred shares, par value $0.01 per share, none of which are currently outstanding. From time to time, Everest Group repurchases its common shares through its subsidiaries.

Common Shares

Our common shares are listed on the New York Stock Exchange under the symbol “RE.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Our common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law.

Under our bye-laws, the holders of common shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in the assets of Everest Group, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares. The holders of our common shares will receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends.

The quorum required for a general meeting of shareholders is two or more individuals present in person throughout the meeting and representing in person or by proxy more than 50% of the total number of issued and outstanding shares conferring the right to attend and vote at the meeting. Subject to the voting restrictions set forth below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present.

Our board of directors is divided into three classes that are elected for staggered three-year terms. Shareholders may only remove a director for cause at a special meeting of shareholders at which the votes of not less than 50% of the shares entitled to vote are cast in favor of removal. This could make the removal of the incumbent directors of Everest Group more difficult and delay or prevent a change of control that a shareholder might consider in his or her best interest, including a takeover attempt that might result in a premium over the market price for the shares held by shareholders.

Limitation on Voting Rights. If and for as long as the aggregate number of controlled shares, as defined below, of any person exceeds 9.9% of the total voting power of all of the issued and outstanding share capital of Everest Group, each controlled share, regardless of the identity of the registered holder, will confer only a fraction of a vote as determined by the following formula:

    (T–C)

(9.1 × C)

Where:

•

“T” is the aggregate number of votes conferred by all of the issued and outstanding share capital prior to the application of the formula with respect to any particular person, adjusted to take into account any prior reduction taken with respect to any other person as a result of a previous application of the formula.

•	“C” is the number of controlled shares attributable to the person; and

•

“Controlled shares” of any person refers to all shares of the issued and outstanding share capital owned by that person, whether directly, with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of sections 958(a) and 958(b) or 544 and 554 of the U.S. Internal Revenue Code of 1986, or beneficially within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934.

The formula will be applied successively, starting with the person to whom the largest number of controlled shares is attributable, as many times as may be necessary to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of all of the issued and outstanding share capital at any time.

The directors retain discretion to make final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of Everest Group.

Restrictions on Transfer. Our bye-laws permit our board of directors to decline to register any transfer of common shares if it has reason to believe that the transfer would result in:

•	any person that is not an investment company beneficially owning more than 5.0% of any class of the issued and outstanding share capital of Everest Group,

•	any person holding controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group, or

•	any adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any of its shareholders.

If our board of directors refuses to register a transfer for any reason, we must notify the proposed transferor and transferee within 30 days of such refusal. Our bye-laws also provide that our board of directors may suspend the registration of transfers at any time and for any period that it determines, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of those common shares has been registered on the shareholder register of Everest Group.

Repurchase Rights. Our bye-laws provide that if the board of directors has reason to believe that

•	any person that is not an investment company beneficially owns more than 5.0% of any class of the issued and outstanding share capital of Everest Group,

•	any person holds controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group, or

•	share ownership by any person may result in adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any other shareholder,

then Everest Group will have the option, but not the obligation, subject to compliance with Bermuda law, to redeem or purchase all or any part of the common shares so held to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for any common shares redeemed or purchased will be the fair market value of those shares, defined as the average of the high and low sale prices of the common shares on the New York Stock Exchange for the last 15 trading days immediately preceding the day on which Everest Group sends a notice of redemption or purchase to the shareholder.

The limitations on voting, restrictions on transfer and repurchase rights described above could have the effect of rendering more difficult or discouraging unsolicited takeover bids from third parties or the removal of incumbent directors of Everest Group.

Information Requirements. Our bye-laws provide that the board of directors may require any shareholder or proposed transferee of shares to certify or otherwise provide to the board of directors complete and accurate information necessary for it to give effect to the limitations on voting, restrictions on transfer and repurchase rights described above. If any shareholder or proposed transferee fails to respond to that request in a timely fashion or if the board of directors has reason to believe that any certification or other information provided is inaccurate or incomplete, the board of directors may decline to approve any transfer to which that request relates or may determine to disregard for all purposes all votes attached to any common shares held by that shareholder.

Transfer Agent. The transfer agent and registrar for our common shares is Computershare Investor Services.

Preferred Shares

Subject to the Companies Act 1981 of Bermuda, the board of directors may establish one or more series of preferred shares having the number of shares, designation, powers, preferences, voting rights, dividend rates, repurchase provisions and other rights, qualifications, limitations or restrictions that may be fixed by the board of directors. The issuance of preferred shares could have the effect of discouraging an attempt to obtain control of Everest Group. The issuance of preferred shares also could adversely affect the voting power of the holders of our common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and have a depressive effect on the market price of the common shares.

The preferred shares to be offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable within the meaning of applicable Bermuda law. The terms of any preferred shares offered by a prospectus supplement will be filed with the SEC on a Form 8-K or by post-effective amendment to the registration statement of which this prospectus is a part.

The applicable prospectus supplement relating to the particular series of preferred shares will describe the specific terms of that series as fixed by the board of directors, including:

•	the offering price at which Everest Group will issue the preferred shares;

•	the title, designation and number of preferred shares;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to repurchase and the repurchase price and other terms and conditions relative to the repurchase rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of Everest Group’s memorandum of association and bye-laws.

Bermuda Exchange Control

We have obtained consent for the issue and transfer of our shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority as required by The Exchange Control Act 1972 of Bermuda and related regulations. This consent is subject to the condition that our common shares be listed on an appointed stock exchange, which includes the New York Stock Exchange. No further permission from the Bermuda Monetary Authority will be required to issue our shares or to transfer our shares between persons regarded as non-resident in Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes require prior authorization. The Bermuda Monetary Authority also has designated Everest Group as non-resident for exchange control purposes. This designation allows Everest Group to transfer funds in and out of Bermuda and to pay dividends to non-residents of Bermuda who are holders of our shares in currencies other than the Bermuda Dollar. There are no provisions of Bermuda law or our memorandum of association or bye-laws which impose any limitation on the rights of shareholders to hold or vote our shares by reason of their not being residents of Bermuda.

DESCRIPTION OF THE DEBT SECURITIES

Everest Group or Everest Holdings may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Everest Group’s senior debt securities would be issued under a senior indenture between Everest Group and The Bank of New York Trust Company, N.A., as successor trustee. Everest Group’s subordinated debt securities would be issued under a subordinated indenture between Everest Group and The Bank of New York Trust Company, N.A., as successor trustee. The Everest Group senior indenture and subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. A supplemental indenture containing the particular terms of any debt securities issued by Everest Group will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K, prospectus supplement or by a post-effective amendment to the registration statement of which this prospectus is a part.

Everest Holdings’ senior debt securities would be issued under a senior indenture, dated March 14, 2000, between Everest Holdings and The Bank of New York Trust Company, N.A., as successor trustee. Everest Holdings’ subordinated debt securities would be issued under a subordinated indenture, dated November 14, 2002, between Everest Holdings and The Bank of New York Trust Company, N.A., as successor trustee. The Everest Holdings senior indenture and subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. A supplemental indenture containing the particular terms of any debt securities issued by Everest Holdings will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K, prospectus supplement or by a post-effective amendment to the registration statement of which this prospectus is a part.

Everest Group’s senior indenture, Everest Group’s subordinated indenture, Everest Holdings’ senior indenture and Everest Holdings’ subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” Everest Group’s senior indenture and Everest Holdings’ senior indenture are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” Everest Group’s subordinated indenture and Everest Holdings’ subordinated indenture are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The indentures have been qualified under the Trust Indenture Act of 1939. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

The following discussion summarizes the material terms and provisions of the indentures and the related debt securities; however, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific covenants relating to subordination contained in the subordinated indentures.

General

The indentures provide that the issuer may issue the debt securities thereunder from time to time in one or more series.

Unless otherwise stated in the applicable prospectus supplement and operative documents, senior debt securities will be unsecured obligations of the issuer and will rank equally with all of the issuer’s other unsecured and unsubordinated indebtedness. The senior debt securities will be subordinated in right of payment to all of the issuer’s existing and future secured indebtedness. As a result, in the event of the issuer’s bankruptcy, liquidation or reorganization or upon acceleration of the senior debt securities due to an event of default, the issuer’s assets will be available to pay its obligations on the senior debt securities only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the senior debt securities then outstanding. The senior debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer’s subsidiaries. The senior indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries. The incurrence of additional senior indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer’s ability to pay the obligations on any senior debt securities.

Unless otherwise stated in the applicable prospectus supplement and operative documents, subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all secured and senior indebtedness of the issuer, as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement. As a result, in the event of the issuer’s bankruptcy, liquidation or reorganization or upon acceleration of the subordinated debt securities due to an event of default, the issuer’s assets will be available to pay its obligations on the subordinated debt securities only after all secured and senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the subordinated debt securities then outstanding. The subordinated debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer’s subsidiaries. The subordinated indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries. The incurrence of additional senior, secured and subordinated indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer’s ability to pay the obligations on any subordinated debt securities.

As of December 31, 2006, Everest Group had no secured indebtedness outstanding. As of December 31, 2006, Everest Group’s subsidiaries had approximately $12.0 billion of indebtedness and other liabilities, including insurance reserves and trust preferred securities. As of December 31, 2006, Everest Holdings had no secured indebtedness outstanding and approximately $995.6 million of unsecured senior indebtedness outstanding, which would rank equal in priority with other senior debt securities issued by Everest Holdings. As of December 31, 2006, Everest Holdings’ subsidiaries had approximately $9.7 billion of indebtedness and other liabilities, including insurance reserves and trust preferred securities.

The rights of our creditors, including the holders of Everest Group’s debt securities and the holders of Everest Holdings’ debt securities who are creditors of Everest Group by virtue of any guarantee of the debt securities issued by Everest Holdings, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. The rights of Everest Holdings’ creditors, including the holders of its debt securities, to participate in the distribution of stock owned by it in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

The prospectus supplement relating to the particular debt securities offered by the prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the price at which the debt securities will be issued;

•	the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal of the debt securities will be payable;

•

the rate or rates at which the debt securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which

•	the rate or rates will be determined, including, if applicable, any remarketing option or similar method;

•

the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined, the date or dates on which interest, if any, on the debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	any right to extend or defer the interest payment period and the duration of any extension;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•

if other than as set forth in this prospectus, the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, and any of the debt securities that may be surrendered for registration of transfer, conversion or exchange;

•

any obligation of the issuer to redeem or purchase the debt securities pursuant to any sinking fund, amortization or other provision and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to any obligation;

•	the terms and conditions, if any, on which the debt securities of the series may be redeemed at the issuer’s option or at the option of the holders;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the debt securities;

•

whether the debt securities will be convertible into common shares or preferred shares of Everest Group and/or exchangeable for other securities of Everest Group or Everest Holdings and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities will be secured or unsecured obligations of the issuer;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of debt securities issued by Everest Holdings, the provisions, if any, relating to our guarantee of Everest Holdings’ debt securities;

•	any additions to the events of default or covenants of the issuer with respect to the debt securities; and

•	any other material terms of the debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

The issuer may offer and sell the debt securities at a substantial discount below their principal amount and the indentures do not provide any limit on the amount by which the issuer may discount the debt securities. The applicable prospectus supplement will describe the special United States federal income tax and other considerations, if any, applicable to the discounted debt securities. In addition, the applicable prospectus supplement may describe special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

Unless the applicable prospectus supplement states otherwise, the issuer will only issue the debt securities in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and there will be no service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment to cover any tax or other governmental charge payable in connection with the registration or transfer. Unless otherwise provided in the applicable prospectus supplement and operative documents, interest may be paid by check mailed to the persons entitled to the interest at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the regular record date with respect to each interest payment date. In the case of wire transfers, acceptable wire transfer instructions must be received at least 16 days prior to the applicable payment date.

Interest on the debt securities in connection with a redemption, whether the redemption is before or after the regular record date, will be payable to the persons in whose names the debt securities are registered on the redemption date, unless the redemption date is on an interest payment date. If the redemption date is on an interest payment date, interest on the debt securities will be payable to the persons in whose names the debt securities were registered on the next preceding regular record date. All paying agents initially designated by the issuer for the debt securities will be named in the applicable prospectus supplement and operative documents. The issuer may, at any time, designate additional paying agents or rescind the designation of any additional paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Everest Group and Everest Holdings have appointed the trustee as security registrar. Unless otherwise provided in the applicable prospectus supplement and operative documents, the debt securities may be presented for transfer, duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar, or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by the issuer for these purposes, which shall initially be the corporate trust office of the trustee. Any registration, transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

•

issue, register the transfer of, or exchange any debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of debt securities of that series or tenor and ending at the close of business on the day of the mailing;

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to the debt securities and to payment on and transfer and exchange of the debt securities will be described in the applicable prospectus supplement and operative documents.

Unless otherwise described in the applicable prospectus supplement and operative documents, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, the issuer could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating. You should refer to the applicable prospectus supplement and operative documents for information regarding additions to the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and operative documents.

The specific terms of the depositary arrangement with respect to the debt securities will be described in the applicable prospectus supplement and operative documents. Everest Group and Everest Holdings anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Everest Group and Everest Holdings expect that the depositary or its nominee, upon receipt of any payment with respect to the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. Everest Group and Everest Holdings also expect that payments by participants to owners of beneficial interests in the global security held through its participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

The indentures provide that if:

•

the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and, in each case, a successor depositary is not appointed by the issuer within 90 days of written notice;

•

the issuer determines (subject to the procedures of the depositary) that the debt securities of a series will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect; or

•

an event of default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of that series in definitive form of like tenor and of an equal aggregate principal amount in authorized denominations. The definitive debt securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Guarantee of Everest Holdings Debt Securities by Everest Group

If provided for in the applicable prospectus supplement and operative documents, Everest Group will fully and unconditionally guarantee all obligations with respect to any series of debt securities issued by Everest Holdings. Unless provided otherwise in the applicable prospectus supplement and operative documents, each Everest Group debt security guarantee will be unsecured indebtedness of Everest Group and will rank equally with all of Everest Group’s other unsecured indebtedness. Each Everest Group debt security guarantee may rank equally with or senior or subordinate to Everest Group’s other indebtedness. As a result, in the event of Everest Group’s bankruptcy, liquidation or reorganization or upon acceleration of any series of debt securities due to an event of default, Everest Group’s assets will be available to pay its obligations on the Everest Group debt security guarantee only after all secured indebtedness and other indebtedness senior to the guarantee has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the Everest Group debt securities guarantees. Each Everest Group debt security guarantee will also effectively subordinated to the indebtedness and other liabilities of Everest Group’s subsidiaries.

Unless provided otherwise in the applicable prospectus supplement and operative documents, each Everest Group debt security guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue Everest Group to enforce its rights under the Everest Group debt security guarantee without first suing any other person or entity.

Payment of Additional Amounts

Unless otherwise provided in the applicable prospectus supplement and operative documents, Everest Group will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities issued by Everest Group and all payments under any Everest Group debt security guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Everest Group or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, Everest Group will, subject to specified limitations and exceptions described below or in the applicable prospectus supplement and operative documents, pay to the holder of any applicable debt securities any additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable indenture and debt security to be then due and payable.

Notwithstanding the foregoing, Everest Group will not be required to pay any additional amounts under the applicable indenture as a result of:

•

the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security was a resident, domiciliary or national of, or had other specified connections with, the relevant taxing jurisdiction or presented the debt security for payment in the relevant taxing jurisdiction unless it could not have been presented elsewhere;

•

the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security presented the debt security for payment more than 30 days after it was due and payable, except to the extent that the holder would have been entitled to the additional amounts if it had presented the debt security for payment on any day within that 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge; or

•

the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security failed to comply, within 90 days, with any reasonable request by Everest Group addressed to the holder or beneficial owner relating to the provision of information or the making of a declaration required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

In addition, Everest Group will not pay additional amounts with respect to any payment to any holder of a debt security where the beneficial owner of the debt security is a fiduciary or partnership to the extent that the payment would be included in the income for tax purposes of a beneficiary with respect to the fiduciary or a partner of the partnership that would not have been entitled to additional amounts if it had been the holder of the debt security.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by Everest Group or Everest Holdings, property or cash, or a combination of any of the foregoing, will be set forth in the applicable prospectus supplement and operative documents. These terms may include provisions for conversion on exchange, either mandatory, at the option of the holder or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at the time as described in the applicable prospectus supplement and operative documents. Any conversion or exchange will comply with applicable law and the issuer’s organizational documents.

Consolidation, Amalgamation, Merger and Sale of Assets

Each indenture provides that the issuer may not consolidate or merge with or into another entity, or convey, transfer or lease its properties and assets substantially as an entirety to any entity or permit any entity to consolidate with or merge into the issuer or convey, transfer or lease its properties and assets substantially as an entirety to the issuer, unless:

•

the successor, if any, is a corporation, partnership or trust organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture all of the issuer’s obligations under the indentures and the debt securities;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

•

the issuer delivers an officers’ certificate and an opinion of counsel to the indenture trustee, each stating that the transaction complies with the indenture and any supplemental indenture and the issuer has complied with all conditions precedent in the indenture and any supplemental indenture relating to the consolidation, merger, conveyance or transfer.

Upon the assumption by the successor of the issuer’s obligations under the applicable indenture and the related debt securities, the successor will succeed to and be substituted for the issuer under the applicable indenture, and the issuer will be relieved of all of its obligations, except in the case of a lease, under the applicable indenture and related debt securities.

Events of Default

Unless otherwise provided in a post-effective amendment to the registration statement of which this prospectus is a part, each of the following events will constitute an event of default under each indenture with respect to any series of debt securities issued under the indenture, whatever the reason for the event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the issuer fails to pay principal of or any premium or additional amount on any debt securities of that series on its due date;

•

the issuer fails to pay any interest on any debt securities of that series within 30 days from its due date; provided, however, that the date on which the payment is due will be the date on which the issuer is required to make payment following any deferral of interest payments by the issuer under the terms of the debt securities;

•	the issuer files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default specified in the applicable prospectus supplement occurs.

If an event of default with respect to the debt securities of any series occurs and is continuing, then the indenture trustee or holders of not less than 33% in principal amount of the outstanding debt securities of that series may, by written notice to the issuer, and to the indenture trustee if given by the holders, declare the unpaid principal amount and accrued interest, or a lesser amount as may be provided for in the debt securities of the series, of all outstanding debt securities of the series to be due and payable immediately.

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and specified other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of a series may, under specified circumstances, rescind and annul an acceleration and its consequences if:

•

the issuer deposits with the indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the debt securities and other amounts due the debt securities trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest; and

•

all existing events of default with respect to the debt securities have been cured or waived, except non-payment of principal or interest on the debt securities that has become due solely because of the acceleration.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or to direct the exercise of any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute a proceeding with respect to the indenture for the appointment of a receiver or for any remedy under the indenture unless:

•	that holder has previously given the indenture trustee written notice that an event of default with respect to the debt securities of that series has occurred and is continuing;

•	the holders of a majority in principal amount of the outstanding debt securities of that series have made written request to institute the proceeding;

•	the holder or holders have offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

•

the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written request for 60 days after receipt of the notice and offer of indemnity.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on that debt security on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.

Notice of Default

Each indenture provides that, if an event occurs which is or would become an event of default with respect to any series of the debt securities, and the indenture trustee knows of the event, the indenture trustee will mail to the holders of the affected debt securities a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected debt securities. However, except in the case of a default in the payment of any amounts due on any debt security of a series, the indenture trustee may withhold notice if and so long as the issuer’s board of directors and/or responsible officers of the indenture trustee determine in good faith that withholding the notice is in the interest of the holders of the affected debt securities. In addition, if the issuer defaults on any series of the debt securities by failing to comply with or perform any of its agreements, covenants or warranties applicable to those debt securities, no notice will be given until at least 30 days after the default occurs.

Under each indenture, the issuer is required to furnish annually to the indenture trustee an officers’ certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the indenture or, if there has been a default, specifying the default and its status.

Modification

The issuer and the indenture trustee may amend or modify any of the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification voting as a class. No amendment or modification may, however, without the consent of the holder of each outstanding debt securities affected by the amendments or modifications:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, the rate of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of principal of any debt security due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment or currency of payment of principal of or any premium or interest on, or any additional amounts with respect to, any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or date of redemption; or

•

reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is required to amend or modify the indenture, to waive compliance with specific provisions of the indenture or to waive specific defaults.

No supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner that might terminate or impair the subordination of the subordinated debt securities to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

In addition, the issuer and the indenture trustee may, without the consent of any of the holders of the debt securities, execute supplemental indentures to:

•	create new series of debt securities;

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	provide additional covenants or events of defaults for the benefit of the holders of the debt securities;

•	secure the debt securities;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity, defect or inconsistency in the indenture; and

•	make other changes that do not adversely affect the interests of the holders of the debt securities in any material respect, as well as for various other purposes.

Waiver of Covenants and Defaults

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, for that series, the issuer’s compliance with any restrictive covenants included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series with respect to which a default has occurred and is continuing may waive the default for that series, other than a default in the payment of principal of, or any premium or interest on, any debt security of that series or a default with respect to a covenant or provisions that cannot be amended or modified without the consent of the holder of each outstanding debt security affected.

Defeasance and Covenant Defeasance

The indentures provide, unless the terms of the particular series of debt securities provides otherwise, the issuer may cause itself to be:

•	discharged from its obligations with respect to any debt securities or series of debt securities, which we refer to as defeasance; and

•

released from its obligations under any restrictive covenants included in any supplemental indenture with respect to any debt securities or series of debt securities, which we refer to as covenant defeasance.

The indentures permit defeasance with respect to any debt securities of a series even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Upon a defeasance, the following rights and obligations will continue:

•

the rights of the holders of the debt securities of any series to receive from the trust established in connection with the defeasance payments of the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities when payments are due;

•	the issuer’s obligations regarding the registration, transfer and exchange of the debt securities of any series;

•	the issuer’s obligation to maintain an office or agency in each place of payment; and

•	the survival of the indenture trustee’s rights, powers, trusts, duties and immunities under the indenture.

In connection with any defeasance or covenant defeasance, the issuer must irrevocably deposit with the indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient money to pay the principal of, premium and interest on, and any additional amounts with respect to, the debt securities on the maturity dates or upon redemption.

In connection with a defeasance or covenant defeasance, the issuer must deliver to the indenture trustee:

•

an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of a defeasance, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the indenture;

•	an officers’ certificate confirming that any debt securities then listed on any securities exchange will not be delisted; and

•	an officers’ certificate and an opinion of counsel, each stating that the issuer has complied with all conditions precedent.

In addition, the following conditions must be true:

•	no event will have occurred and be continuing which is or would become an event of default;

•	the defeasance or covenant defeasance will not cause the indenture trustee to have a conflicting interest under the Trust Indenture Act;

•

the defeasance or covenant defeasance will not cause the trust to become an investment company under the Investment Company Act unless it is properly registered under that Act or exempt from registration; and

•	proper notice of the redemption date, if applicable, will have been given.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

•

any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer, then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities, which may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer. As of December 31, 2006, Everest Group had no secured indebtedness outstanding. As of December 31, 2006, Everest

Holdings had no secured indebtedness outstanding and approximately $449.2 million of unsecured senior indebtedness outstanding, which would rank senior in priority to any other subordinated securities issued by Everest Holdings, and $546.4 million of subordinated indebtedness outstanding that would rank equal in priority with any subordinated debt securities issued by Everest Holdings.

Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement and operative documents.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Trust Company, N.A., which is the successor indenture trustee under all of the indentures, also serves as property trustee and guarantee trustee with respect to the preferred securities issued by Everest Capital Trust. Everest Group and/or Everest Holdings and some of their affiliates maintain banking relationships with The Bank of New York Trust Company, N.A. and its affiliates in the ordinary course of business.

DESCRIPTION OF THE WARRANTS

General

Everest Group may issue warrants to purchase its common shares, preferred shares, debt securities or any combination of these securities. These warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Everest Group and a warrant agent. The warrant agent will act solely as agent for the issuer in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and operative documents relating to the warrants will describe the specific terms of the warrants, including:

•	the title of the warrants;

•	the number of warrants;

•	the price at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	any call or put provisions of the warrants;

•	any anti-dilution provisions of the warrants; and

•	any other material terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants will be exercisable at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and operative documents. Prior to the exercise of their warrants, holders of warrants exercisable for common shares or preferred shares will not have any rights of holders of the common shares or preferred shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common shares or preferred shares purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest on or additional amounts with respect to the debt securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement and operative documents. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and operative documents. After the close of business on the expiration date, unexercised warrants will become void.

Warrants will be exercisable as set forth in the applicable prospectus supplement and operative documents. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, the issuer will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of the warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the issuer to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

Everest Group may issue share purchase contracts that obligate holders to purchase from Everest Group, and obligate Everest Group to sell to the holders, a specified or varying number of common shares or preferred shares at a future date or dates. Alternatively, the share purchase contracts may obligate Everest Group to purchase from the holders, and obligate the holders to sell to Everest Group, a specified or varying number of common shares or preferred shares at a future date or dates. The price per common share or preferred share, as the case may be, may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula contained in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the share purchase contract upon the occurrence of specified events.

The share purchase contracts may be issued separately or as a part of units consisting of a share purchase contract and common shares, preferred shares, debt securities, trust preferred securities, other share purchase contracts or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase or sell the common shares or preferred shares, as the case may be, under the share purchase contracts.

Share purchase contracts may require Everest Group to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded and may be paid a current or deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement and operative documents will describe the specific terms of any share purchase contracts or units.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The preferred securities of Everest Capital Trust will be issued pursuant to an amended and restated trust agreement between Everest Holdings and The Bank of New York Trust Company, N.A., as the successor property trustee, The Bank of New York Trust Company, N.A., as the successor Delaware trustee, the three administrative trustees and the holders from time to time of Everest Capital Trust preferred and common securities. The original trust agreement and the amended and restated trust agreement have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. An amended and restated trust agreement will be executed each time that we issue any preferred securities and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part. The amended and restated trust agreement has been qualified under the Trust Indenture Act of 1939. The terms of the preferred securities of Everest Capital Trust will include those stated in the amended and restated trust agreement and those made part of the amended and restated trust agreement by reference to the Trust Indenture Act.

General

The trust agreement authorizes the administrative trustees to issue on behalf of Everest Capital Trust one series of preferred securities that have the terms described in a prospectus supplement. The proceeds from the sale of Everest Capital Trust’s preferred and common securities will be used to purchase a series of Everest Holdings’ junior subordinated debt securities. The junior subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

The terms of the preferred securities of Everest Capital Trust will mirror the terms of the junior subordinated debt securities held by Everest Capital Trust. The assets of Everest Capital Trust available for distribution to the holders of its preferred securities generally will be limited to payments from Everest Holdings under the series of junior subordinated debt securities held by Everest Capital Trust. If Everest Holdings fails to make a payment on the junior subordinated debt securities, Everest Capital Trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

Under the preferred securities guarantees, Everest Holdings will agree to make payments of distributions and payments on redemption or liquidation with respect to preferred securities of Everest Capital Trust, but only to the extent the trust has funds available to make those payments and has not made the payments. Everest Group may also guarantee Everest Holdings’ obligations under the preferred securities guarantees. See “Description of the Trust Preferred Securities Guarantees.” The preferred securities guarantees, when taken together with Everest

Holdings’ obligations under the junior subordinated debt securities, the junior subordinated indenture, the trust agreement and the expense agreements described below, will provide a full and unconditional guarantee by Everest Holdings of amounts due on the preferred securities issued by Everest Capital Trust.

The preferred securities issued by Everest Capital Trust will be “investment grade securities” because at least one nationally recognized statistical rating organization will have rated the securities in one of its generic rating categories which signifies “investment grade.”

The prospectus supplement relating to the preferred securities of Everest Capital Trust will describe the specific terms of the preferred securities, including:

•	the title of the preferred securities;

•	the dollar amount and number of preferred securities issued;

•	the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and the date or dates from which any distributions will accrue;

•	the payment date and the record date used to determine the holders who are to receive distributions;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated debt securities;

•	the trust’s obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased pursuant to any obligation;

•	the terms and conditions, if any, on which the preferred securities may be redeemed at the trust’s option or at the option of the holders;

•	the terms and conditions, if any, upon which the related junior subordinated debt securities may be distributed to holders of the preferred securities;

•	the voting rights, if any, of the holders of the preferred securities;

•	whether the preferred securities are to be issued in the form of one or more global certificates and, if so, the depository for the global certificates; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

The prospectus supplement will describe the relevant United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in an applicable prospectus supplement and operative documents, the trust agreement states that Everest Capital Trust will be dissolved:

•	on the expiration of the term of the trust;

•	upon the bankruptcy, dissolution or liquidation of Everest Holdings;

•

upon the direction of Everest Holdings to the property trustee to dissolve the trust, after satisfaction of liabilities of the trust as required by applicable law, and distribution of the related junior subordinated debt securities directly to the holders of the preferred and common securities of the trust in exchange for the preferred securities;

•	upon the redemption of all of the preferred securities of the trust in connection with the redemption of all of the related junior subordinated debt securities; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement and operative documents, in the event of a dissolution as described above other than in connection with redemption, after Everest Capital Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

•	the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•

if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

If Everest Capital Trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the junior subordinated indenture has occurred and is continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under the trust agreement:

•	an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement or the trust agreement occurs.

For so long as any preferred securities of Everest Capital Trust remain outstanding, if an event of default with respect to a series of related junior subordinated debt securities occurs and is continuing under the junior subordinated indenture, and the junior subordinated indenture trustee or the holders of not less than 33% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities of the trust will have the right to declare the principal amount immediately due and payable by providing notice to Everest Holdings, the property trustee and the junior subordinated indenture trustee.

At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the preferred securities of Everest Capital Trust may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences if:

•

the issuer of the related junior subordinated debt securities deposits with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debt securities and other amounts due to the junior subordinated indenture trustee and the property trustee and any accrued additional interest on the related junior subordinated debt securities; and

•

all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the preferred securities of Everest Capital Trust may waive any past default under the junior subordinated indenture with respect to related junior subordinated debt securities, other than a default in the payment of the principal of, or any premium or interest on, any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated debt security affected. In addition, except as otherwise provided in the trust agreement, the holders of at least a majority in liquidation amount of the preferred securities of Everest Capital Trust may waive a past default under the trust agreement.

The holders of a majority in liquidation amount of the preferred securities of Everest Capital Trust shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the trust agreement.

For so long as any preferred securities of Everest Capital Trust remain outstanding and to the fullest extent permitted by law and subject to the terms of the trust agreement and indenture, a holder of preferred securities of Everest Capital Trust may institute a legal proceeding directly against the issuer of the related junior subordinated debt securities, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of principal and any premium or interest on the junior subordinated debt securities of the related series having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if Everest Holdings fails to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.

Everest Holdings and the administrative trustees of Everest Capital Trust are required to furnish annually to the property trustee certificates to the effect that, to the best knowledge of the individuals providing the certificates, Everest Holdings and the trust are not in default under the trust agreement, or if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of Everest Capital Trust

Everest Capital Trust may not consolidate or merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as described in “Liquidation Distribution Upon Dissolution.” At the request of the holders of the common securities, Everest Capital Trust may, without the consent of the holders of the outstanding preferred securities, consolidate, amalgamate, or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred securities; or

•

substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	Everest Holdings appoints a trustee of the successor entity to hold the junior subordinated debt securities who has substantially the same powers and duties as the property trustee of the trust;

•

the preferred securities of the trust are listed, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or interdealer quotation system on which the preferred securities are then listed, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust; and

•	prior to the merger event, Everest Holdings has received an opinion of counsel stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred securities or any successor securities in any material respect;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•

Everest Holdings or its permitted transferee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the preferred securities guarantee.

In addition, unless all of the holders of the preferred securities of Everest Capital Trust approve otherwise, the trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes or cause the junior subordinated debt securities to be treated as other than indebtedness of Everest Holdings for United States income tax purposes.

Voting Rights

Unless otherwise specified in the prospectus supplement, the holders of the preferred securities of Everest Capital Trust will not have any voting rights except as discussed below and under “—Amendment of Trust Agreement” and “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and as otherwise required by law.

If any proposed amendment to the trust agreement provides for, or the trustees of the trust otherwise propose to effect:

•

any action that would adversely affect the powers, preferences or special rights of the preferred securities of the trust in any material respects, whether by way of amendment to the trust agreement or otherwise; or

•	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the trust agreement,

then the holders of the outstanding preferred securities of the trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities of the trust.

So long as any junior subordinated debt securities are held by the property trustee on behalf of Everest Capital Trust, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities, the trustees of the trust may not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any trust or power conferred on the property trustee with respect to the junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture with respect to any related junior subordinated debt securities;

•	cancel an acceleration of the principal of any related junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the junior subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior written consent of each holder of the preferred securities. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The property trustee will notify all preferred securities holders of Everest Capital Trust of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debt securities held by the trust.

Any required approval of the holders of the preferred securities of Everest Capital Trust may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities of Everest Capital Trust at the holder’s registered address at least 15 days and not more than 90 days before the meeting.

No vote or consent of the holders of securities will be required for Everest Capital Trust to redeem and cancel the securities in accordance with the trust agreement.

Notwithstanding that the holders of the preferred securities of Everest Capital Trust are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Everest Holdings, the trustees of a trust or any affiliate of Everest Holdings or any trustees of Everest Capital Trust shall, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by Everest Holdings or any of its affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.

Amendment of the Trust Agreement

The trust agreement may be amended from time to time by Everest Holdings, the property trustee and the administrative trustees of the trust without the consent of the holders of the preferred securities of the trust to:

•

cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

•

modify, eliminate or add to any provisions to the extent necessary to ensure that Everest Capital Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes at all times that any trust securities are outstanding, to ensure that the junior subordinated debt securities held by Everest Capital Trust are treated as indebtedness of Everest Holdings for United States federal income tax purposes or to ensure that Everest Capital Trust will not be required to register as an investment company under the Investment Company Act, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect.

Other amendments to the trust agreement may be made by Everest Holdings, the property trustee, and the administrative trustees upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the trust as indebtedness of Everest Holdings for United States federal income tax purposes or affect the trust’s exemption from status as an investment company under the Investment Company Act.

Notwithstanding the foregoing, without the consent of the affected holder of the common or preferred securities of Everest Capital Trust, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to the trust agreement if the amendment would:

•	cause the trust to be taxable as a corporation or characterized as other than a grantor trust for United State’s federal income tax purposes;

•	cause the junior subordinated debt securities held by the trust to not be treated as indebtedness of Everest Holdings for United States federal income tax purposes;

•	cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

•	impose any additional obligation on Everest Holdings or any administrative trustee of the trust without its consent.

Removal and Replacement of Trustees

The holder of Everest Capital Trust’s common securities may remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the junior subordinated indenture, the property and Delaware trustees of the trust. If an event of default has occurred and is continuing under the junior subordinated indenture, only the holders of at least a majority in aggregate liquidation amount of the trust’s preferred securities may remove or replace the property and Delaware trustees. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee or any administrative trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the trust agreement; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the trust agreement at the request of any holder of the preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

The Bank of New York Trust Company, N.A., which is the successor property trustee for Everest Capital Trust, also serves as the successor guarantee trustee under the preferred securities guarantees described below. Everest Group, Everest Holdings and certain of our affiliates maintain banking relationships with The Bank of New York Trust Company, N.A.

Miscellaneous

The administrative trustees of Everest Capital Trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

•	it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debt securities held by it will be treated as indebtedness of Everest Holdings for United States federal income tax purposes; and

•	it will not be deemed to be an investment company required to be registered under the Investment Company Act.

The administrative trustees of Everest Capital Trust are each authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the trust agreement and does not adversely affect in any material respect the interests of Everest Holdings, that such administrative trustee determines to be necessary or desirable for the above purposes.

Registered holders of the preferred securities have no preemptive or similar rights.

Everest Capital Trust may not incur indebtedness or place a lien on any of its assets.

Governing Law

The trust agreement and the preferred securities of Everest Capital Trust will be governed by the laws of the State of Delaware.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Concurrently with the issuance by Everest Capital Trust of its preferred securities, a preferred securities guarantee will be issued pursuant to a guarantee agreement between Everest Holdings, as guarantor, and The Bank of New York Trust Company, N.A., as the successor guarantee trustee. Everest Group may also guarantee Everest Holdings’ obligations under the preferred securities guarantees. The guarantee agreements have been filed as an exhibit to the registration statement of which this prospectus is a part. The guarantee agreements have been qualified under the Trust Indenture Act of 1939. The terms of the preferred securities guarantees will include those stated in the guarantee agreements and those made part of the guarantee agreements by reference to the Trust Indenture Act.

The guarantee agreements will be held by the guarantee trustee for the benefit of the holders of preferred securities of the trusts.

General

The guarantor will irrevocably and unconditionally agree to pay in full, to the holders of the preferred securities of Everest Capital Trust, the guarantee payments described below, except to the extent previously paid. The guarantor will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that Everest Capital Trust may have or assert. The following payments, to the extent not paid by the trust, will be covered by each preferred securities guarantee:

•	any accumulated and unpaid distributions required to be paid on the preferred securities of the trust, to the extent the trust has funds available to make the payment;

•	the redemption price, to the extent that the trust has funds available to make the payment; and

•

upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of related junior subordinated debt securities to holders of the preferred securities, the lesser of:

•

the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

•	the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of such trust.

The guarantor’s obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing Everest Capital Trust to pay the amounts to the holders.

Each preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities when Everest Capital Trust does not have sufficient funds legally and immediately available to make the distributions or other payments.

Status of the Preferred Securities Guarantees

The preferred securities guarantees will constitute unsecured obligations of Everest Holdings, as guarantor, and may constitute unsecured obligations of Everest Group, as additional guarantor, and will rank:

•	subordinate and junior in right of payment to all of the guarantor’s other liabilities except those that rank equally or are subordinate by their terms; and

•

equal with any other preferred securities guarantee now or hereafter issued by the guarantor of the related junior subordinated debt securities on behalf of the holders of the preferred securities issued by any other trust.

If Everest Group guarantees the trust preferred securities, Everest Group will make all payments of principal of and premium, if any, interest and any additional amounts on, or in respect of, the trust preferred securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which any of its successors under the applicable guarantee may be organized. See also “Description of the Debt Securities—Payment of Additional Amounts” above.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue the guarantor to enforce its rights under the preferred securities guarantee without first suing any other person or entity.

Amendments and Assignment

No consent of the holders of the preferred securities of Everest Capital Trust will be required with respect to any changes to the related preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities in any material respect. Other amendments to each preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the related preferred securities. All guarantees and agreements contained in the preferred securities guarantees will be binding on the guarantor’s successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities.

Events of Default

An event of default under each preferred securities guarantee occurs if the guarantor fails to make any of its required payments or fails to perform any of its other obligations, and this failure continues for 30 days, under the preferred securities guarantee.

The holders of at least a majority in aggregate liquidation amount of the preferred securities of Everest Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the related preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

The holders of a majority in liquidation amount of preferred securities may waive any past event of default and its consequences under the related preferred securities guarantee.

Information Concerning Guarantee Trustee

The guarantee trustee under each preferred securities guarantee, other than during the occurrence and continuance of an event of default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After any event of default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in a preferred securities guarantee at the request of any holder of preferred securities of Everest Capital Trust unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

The Bank of New York Trust Company, N.A., which is the successor guarantee trustee, also serves as the successor indenture trustee and the successor property trustee for Everest Capital Trust. Everest Group, Everest Holdings and certain of our affiliates maintain banking relationships with The Bank of New York Trust Company, N.A.

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate once the related preferred securities are paid in full or redeemed in full or upon distribution of the related junior subordinated debt securities to the holders of the preferred securities in accordance with the trust agreement. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of the related preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

Each preferred securities guarantee will be governed by the laws of the State of New York.

Description of the Expense Agreements

Everest Holdings, as guarantor of Everest Capital Trust’s preferred securities, and Everest Group, if it is also a guarantor of the preferred securities, will execute an expense agreement at the same time that Everest Capital Trust issues any preferred securities. Under each expense agreement, the guarantor will irrevocably and unconditionally guarantee to each creditor of Everest Capital Trust the full amount of the trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreements. A form of the expense agreements has been filed as an exhibit to the registration statement of which this prospectus is a part.

The guarantor’s obligations under the expense agreements will be subordinated in right of payment to the same extent as the preferred securities guarantees. The expense agreements will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantees.

RELATIONSHIP OF THE TRUST PREFERRED SECURITIES, THE

PREFERRED SECURITIES GUARANTEES AND THE DEBT

SECURITIES HELD BY EVEREST CAPITAL TRUST

Payments of distributions and redemption and liquidation payments due on the preferred securities of Everest Capital Trust, to the extent the trust has funds available for the payments, will be guaranteed by the guarantor to the extent described under “Description of the Trust Preferred Securities Guarantees.” No single document executed by the guarantor in connection with the issuance of the preferred securities will provide for a full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of the guarantor’s obligations under the preferred securities guarantees, the trust agreement, the junior subordinated indenture, the related junior subordinated debt securities and the expense agreements that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the preferred securities.

As long as the issuer of the junior subordinated debt securities makes payments of interest and other payments when due on the junior subordinated debt securities held by Everest Capital Trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

•

the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•	the guarantor has agreed to pay for any and all costs, expenses and liabilities of the trust, except the trust’s obligations under its preferred securities; and

•	the trust agreement provides that the trust will not engage in any activity that is inconsistent with its limited purposes.

If and to the extent that Everest Holdings does not make payments on the junior subordinated debt securities held by Everest Capital Trust, the trust will not have funds available to make payments of distributions or other amounts due on the preferred securities. In those circumstances, a holder of the preferred securities of the trust will not be able to rely upon the related preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue the guarantor to collect its pro rata share of payments owed. If a holder sues the guarantor to collect payment, then the guarantor will assume the holder’s rights as a holder of preferred securities under the trust agreement to the extent the guarantor makes a payment to the holder in any legal action.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

LEGAL MATTERS

Conyers Dill & Pearman, Hamilton, Bermuda, will pass on the validity of securities issued by Everest Group. Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, will pass upon the validity of the securities issued by Everest Holdings. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon the validity of the preferred securities issued by Everest Capital Trust. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

Everest Group is organized under the laws of Bermuda. In addition, some of our directors or officers, as well as some of the experts named in this prospectus, reside outside of the United States. A substantial portion of our and their assets are located outside of the United States. It may be difficult for you to effect service of process within the United States on Everest Group and its directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against Everest Group or its directors and officers, as well as the experts named in this prospectus, who reside outside the United States.

We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability, including the civil liability provisions of the U.S. federal securities laws, would not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a Bermuda court would be likely to enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:

•	the U.S. court had proper jurisdiction over the parties subject to such judgment;

•	the U.S. court did not contravene the rules of natural justice of Bermuda;

•	the judgment of the U.S. court was not obtained by fraud;

•	the enforcement of the judgment would not be contrary to the public policy of Bermuda;

•	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

•	there is due compliance with the correct procedures under the laws of Bermuda.

We have been advised by Conyers Dill & Pearman that a U.S. investor cannot bring an original action before a Bermuda court against Everest Group, affiliates of Everest Group, the underwriters or any expert named in this prospectus based on U.S. legislation, including the U.S. federal securities laws, because U.S. legislation has no extraterritorial jurisdiction under Bermuda law and does not have force of law in Bermuda. However, we have also been advised by Conyers Dill & Pearman that a Bermuda court may impose civil liability, including the possibility of monetary damages, on Everest Group or its directors or officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Everest Group, Everest Holdings and Everest Capital Trust. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

Everest Group and Everest Holdings file reports, proxy statements and other information with the SEC under the Exchange Act. You can read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Everest Group and Everest Holdings, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by Everest Group under the U.S. Securities Exchange Act of 1934 is 001-15731 and the SEC file number for documents filed by Everest Holdings under the U.S. Securities Exchange Act of 1934 is 033-71652.

Everest Group’s common shares are listed on the New York Stock Exchange and its trading symbol is “RE.” You can inspect reports, proxy statements and other information concerning Everest Group at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of Everest Group’s public filings at the NYSE, you should call (212) 656-5060.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Everest Group’s Annual Report on Form 10-K for the year ended December 31, 2006;

•	Everest Holdings’ Annual Report on Form 10-K for the year ended December 31, 2006;

•

Everest Group’s Current Report on Form 8-K filed on April 6, 2007 (only with respect to the disclosure pursuant to Items 1.01 and 9.01 and not with respect to the disclosure pursuant to Item 7.01 or the information included in Exhibit 99.1); and

•	the description of the common shares included in the Registration Statement on Form 8-A, dated March 8, 2000, filed under Section 12 of the Exchange Act.

All documents filed by Everest Group or Everest Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Everest Global Services, Inc.

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

Attention: Sanjoy Mukherjee

(908) 604-3000

Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

A copy of this prospectus will be delivered to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act 1981 of Bermuda upon an offering of securities hereunder by Everest Group. However, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for the correctness of any of the statements made or opinions expressed in this prospectus.

$

Everest Reinsurance Holdings, Inc.

    % Fixed to Floating Rate Long Term Subordinated Notes (LoTSSM) due 2067

PROSPECTUS SUPPLEMENT

                    , 2007

Joint Bookrunning Managers

Wachovia Securities

Sole Structuring Coordinator

Citi